STRUCTURED ASSET MORTGAGE INVESTMENTS INC.,

                                     SELLER

                         BANK ONE, NATIONAL ASSOCIATION,

                                     TRUSTEE

                                       and

                            EMC MORTGAGE CORPORATION


              -----------------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 2002

              -----------------------------------------------------




                   Structured Asset Mortgage Investments Inc.
                       Mortgage Pass-Through Certificates

                                 Series 2002-AR1

                                                 TABLE OF CONTENTS
                                                                                                               Page
                                                     ARTICLE I

Definitions
                                                    ARTICLE II

Conveyance of Mortgage Loans;
Original Issuance of Certificates
         Section  2.01.    CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE...............................................35
         Section  2.02.    ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE...............................................36
         Section  2.03.    ASSIGNMENT OF INTEREST IN THE MORTGAGE LOAN PURCHASE AGREEMENT........................38
         Section  2.04.    SUBSTITUTION OF MORTGAGE LOANS........................................................39
         Section  2.05.    ISSUANCE OF CERTIFICATES..............................................................40
         Section  2.06.    REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER..................................41

                                                    ARTICLE III

Administration and Servicing of Mortgage Loans
         Section  3.01.    MASTER SERVICER.......................................................................43
         Section  3.02.    REMIC-RELATED COVENANTS...............................................................43
         Section 3.03.     REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION.................................44
         Section 3.04.     UCC...................................................................................44
         Section 3.05.     EMC...................................................................................44
         Section 3.06.     OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.........................................44

                                                    ARTICLE IV

Accounts
         Section  4.01.    CERTIFICATE ACCOUNT...................................................................46
         Section  4.02.    PERMITTED WITHDRAWALS AND TRANSFERS FROM THE CERTIFICATE ACCOUNT......................47
         Section  4.03.    DISTRIBUTION ACCOUNT..................................................................47
         Section  4.04.    PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION ACCOUNT.....................48

                                                     ARTICLE V

Certificates
         Section  5.01.    CERTIFICATES..........................................................................49
         Section  5.02.    REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.................................54
         Section  5.03.    MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.....................................58
         Section  5.04.    PERSONS DEEMED OWNERS.................................................................58
         Section  5.05.    TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES........................................58
         Section  5.06.    RESTRICTIONS ON TRANSFERABILITY OF CERTIFICATES.......................................59
         Section  5.07.    ERISA RESTRICTIONS....................................................................60
         Section  5.08.    RULE 144A INFORMATION.................................................................61

                                                    ARTICLE VI

Payments to Certificateholders


                                                        -i-




         Section  6.01.    DISTRIBUTIONS ON THE CERTIFICATES.....................................................62
         Section  6.02.    ALLOCATION OF LOSSES..................................................................66
         Section  6.03.    PAYMENTS..............................................................................68
         Section  6.04.    STATEMENTS TO CERTIFICATEHOLDERS......................................................68
         Section  6.05.    MONTHLY ADVANCES......................................................................71

                                                    ARTICLE VII

Indemnification
         Section  7.01.    INDEMNIFICATION OF THE TRUSTEE........................................................72
         Section  7.02.    SUCCESSOR SERVICER....................................................................72

                                                   ARTICLE VIII

Default
         Section  8.01.    EVENTS OF DEFAULT.....................................................................73
         Section  8.02.    TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR..............................................73
         Section  8.03.    NOTIFICATION TO CERTIFICATEHOLDERS....................................................74
         Section  8.04.    WAIVER OF DEFAULTS....................................................................74
         Section  8.05.    LIST OF CERTIFICATEHOLDERS............................................................74

                                                    ARTICLE IX


         Section 9.01.     DUTIES OF TRUSTEE.....................................................................75
         Section 9.02.     CERTAIN MATTERS AFFECTING THE TRUSTEE.................................................76
         Section 9.03.     TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.................................78
         Section 9.04.     TRUSTEE MAY OWN CERTIFICATES..........................................................79
         Section 9.05.     TRUSTEE'S FEES AND EXPENSES...........................................................79
         Section 9.06.     ELIGIBILITY REQUIREMENTS FOR TRUSTEE..................................................79
         Section 9.07.     INSURANCE.............................................................................79
         Section 9.08.     RESIGNATION AND REMOVAL OF THE TRUSTEE................................................80
         Section 9.09.     SUCCESSOR TRUSTEE.....................................................................80
         Section 9.10.     MERGER OR CONSOLIDATION OF TRUSTEE....................................................81
         Section 9.11.     APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.........................................81
         Section 9.12.     FEDERAL INFORMATION RETURNS AND REPORTS TO CERTIFICATEHOLDERS; REMIC
ADMINISTRATION...................................................................................................82

                                                     ARTICLE X

Termination

         Section 10.01.    TERMINATION UPON REPURCHASE BY THE SELLER OR ITS DESIGNEE OR LIQUIDATION OF THE
MORTGAGE LOANS...................................................................................................84
         Section 10.02.    ADDITIONAL TERMINATION REQUIREMENTS...................................................86

                                                    ARTICLE XI


                                             Miscellaneous Provisions
         Section  11.01.   INTENT OF PARTIES.....................................................................87


                                                       -ii-




         Section  11.02.   AMENDMENT.............................................................................87
         Section  11.03.   RECORDATION OF AGREEMENT..............................................................88
         Section  11.04.   LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS............................................88
         Section  11.05.   ACTS OF CERTIFICATEHOLDERS............................................................89
         Section  11.06.   GOVERNING LAW.........................................................................90
         Section  11.07.   NOTICES...............................................................................90
         Section 11.08.    SEVERABILITY OF PROVISIONS............................................................90
         Section 11.09.    SUCCESSORS AND ASSIGNS................................................................90
         Section 11.10.    ARTICLE AND SECTION HEADINGS..........................................................90
         Section 11.11.    COUNTERPARTS..........................................................................90
         Section 11.12.    NOTICE TO RATING AGENCIES.............................................................90

                                    EXHIBITS

Exhibit A-1 - Form of Class A Certificates
Exhibit A-2 - Form of Class B Certificates
Exhibit A-3 - Form of Class R Certificates
Exhibit B - Mortgage Loan Schedule
Exhibit C - [Reserved]
Exhibit D - Request for Release of Documents
Exhibit E - Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1 - Form of Investment Letter
Exhibit F-1 - Form of Rule 144A and Related Matters Certificate
Exhibit G - Form of Initial Certification
Exhibit H - Form of Final Certification
Exhibit I - Servicing Agreement
Exhibit J - Mortgage Loan Purchase Agreement

                         POOLING AND SERVICING AGREEMENT

         Pooling and Servicing Agreement dated as of April 1, 2002, among Structured Asset Mortgage Investments Inc., a Delaware corporation, as seller (the "Seller"), Bank One, National Association, a national banking association, not in its individual capacity but solely as trustee (the "Trustee"), and EMC Mortgage Corporation ("EMC").

                              PRELIMINARY STATEMENT

         On or prior to the Closing Date, the Seller has acquired the Mortgage Loans from EMC . On the Closing Date, the Seller will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

         The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC I Regular Interests will be designated "regular interests" in such REMIC and the Class R-I Certificate will be designated the "residual interests" in such REMIC.

         The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, all the Classes of REMIC II Regular Certificates will be designated "regular interests" in such REMIC and the Class R-II Certificate will be designated the "residual interests" in such REMIC.

         The Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of approximately $510,060,435. The initial principal amount of the Certificates will not exceed such Outstanding Principal Balance.

         In consideration of the mutual agreements herein contained, the Seller, EMC and the Trustee agree as follows:

                                    ARTICLE I

                                                    Definitions

         Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

         ACCOUNT: The Certificate Account and the Protected Account as the context may require.

         ACCRUED CERTIFICATE INTEREST: For any Certificate for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount of such Certificate immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, less (i) in the case of a Senior Certificate, such Certificate's share of any Net Interest Shortfall and, after the Cross-Over Date, the interest portion of any Realized Losses on the Mortgage Loans allocated thereto in accordance with Section 6.02(g) and (ii) in the case of a Senior Mezzanine or Subordinate Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses on the Mortgage Loans allocated thereto in accordance with Section 6.02(g).

         AFFILIATE: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

         AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         ALLOCABLE SHARE: With respect to each Class of Senior Mezzanine and Subordinate Certificates:

         (a) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Senior Mezzanine and Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Senior Mezzanine and Subordinate Certificates; and

         (b) as to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Senior Mezzanine and Subordinate Optimal Principal Amount,

                           (1) for any Distribution Date on which the Senior Mezzanine Loss and Delinquency Test has been satisfied, as to each Class of Senior Mezzanine and Subordinate Certificates (other than the Senior Mezzanine Certificates, or if the Current Principal Amount of the Senior Mezzanine Certificates has been reduced to zero, the Class of Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes of Senior Mezzanine and Subordinate Certificates for which the related Class Prepayment Distribution Trigger has been satisfied and (y) the related Class Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Senior Mezzanine or Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b)(1), to the extent of such Class's remaining Allocable Share, shall be distributed to the Senior Mezzanine Certificates, or if the Current Principal Amount of the Senior Mezzanine Certificates has been reduced to zero, the Class of Subordinate Certificates having the lowest numerical designation and to the Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger in reduction of their respective Current Principal Amounts, for to the Senior Mezzanine Certificates and then to the Subordinate Certificates in the order of their numerical Class designations; and

                           (2) for any Distribution Date on which the Senior Mezzanine Loss and Delinquency Test has not been satisfied, as to the Senior Mezzanine Certificates, 100%, and as to the Subordinate Certificates, 0%; provided that if on a Distribution Date, the Current Principal Amount of the Senior Mezzanine Certificates is reduced to zero, any remaining amounts distributed pursuant to this clause (b)(2) shall be distributed to the Classes of Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger and to the Class of Subordinate Certificates having the lowest numerical designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

         APPLICABLE CREDIT RATING: For any long-term deposit or security, a credit rating of AAA in the case of S&P or Aaa in the case of Moody's. For any short-term deposit or security, or a rating of A-l+ in the case of S&P or P-1 in the case of Moody's.

         APPLICABLE STATE LAW: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Trustee delivered to it by the Master Servicer or the Seller, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

         APPRAISED VALUE: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

         ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT: The assignment, assumption and recognition agreement, dated April 30, 2002, among EMC, the Trustee and the Master Servicer.

         ASSUMED FINAL DISTRIBUTION DATE: March 25, 2032, or if such day is not a Business Day, the next succeeding Business Day.

         AVAILABLE FUNDS: With respect to any Distribution Date, the sum of the Group 1, Group 2, Group 3, Group 4, Group 5 and the Group 6 Available Funds for such Distribution Date.

         AVERAGE LOSS SEVERITY: With respect to any period and each Loan Group, the fraction obtained by dividing (x) the aggregate amount of Realized Losses for the related Mortgage Loans for such period by (y) the number of related Mortgage Loans which had Realized Losses for such period.

         BANK OF AMERICA: Bank of America, N.A.

         BANKRUPTCY CODE: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. ss.ss.101-1330.

         BOOK-ENTRY CERTIFICATES: Initially, all Classes of Certificates other than the Private Certificates and the Residual Certificates.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Trustee or the Master Servicer is authorized or obligated by law or executive order to be closed.

         CALENDAR QUARTER: January 1 to March 31, April 1 to June 30, July 1 to September 30, or October 1 to December 31, as applicable.

         CERTIFICATE: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibits A-1, A-2 and A-3, with the blanks therein appropriately completed.

         CERTIFICATE ACCOUNT: The trust account or accounts created and maintained pursuant to Section 4.01, which shall be denominated "Bank One, National Association, as Trustee f/b/o holders of Structured Asset Mortgage Investments Inc., Mortgage Pass-Through Certificates, Series 2002- AR1 - - Certificate Account."

         CERTIFICATE GROUP: The Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates, Group 5 Senior Certificates and Group 6 Senior Certificates, as applicable, and the Senior Mezzanine and Subordinate Certificates to the extent such Certificates represent an interest in such groups of Certificates.

         CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

         CERTIFICATE REGISTER: The register maintained pursuant to Section 5.02.

         CERTIFICATEHOLDER: A Holder of a Certificate.

         CLASS: With respect to the Certificates, I-A, II-A, R-I, R-II, III-A, IV-A, V-A, VI-A, A-M, B- 1, B-2, B-3, B-4, B-5 and B-6.

         CLASS PREPAYMENT DISTRIBUTION TRIGGER: For a Class of Senior Mezzanine or Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal

Amount of such Class and each Class of Senior Mezzanine or Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balance of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

         CLASS R CERTIFICATES: The Class R-I and Class R-II Certificates.

         CLOSING DATE: April 30, 2002.

         CODE: The Internal Revenue Code of 1986, as amended.

         COMPENSATING INTEREST PAYMENT: An amount equal to the lesser of (i) the aggregate amounts required to be paid by the Master Servicer under the Servicing Agreement with respect to subclause (b) of the definition of Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the Master Servicer and (ii) the Master Servicing Fee for such distribution.

         CORPORATE TRUST OFFICE: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at 1 Bank One Plaza, Mail Suite IL1-0126, Chicago, Illinois 60670, Attention: Global Corporate Trust Services.

         CROSS-OVER DATE: The first Distribution Date on which the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates has been reduced to zero (after giving effect to all distributions on such Distribution Date).

         CURRENT PRINCIPAL AMOUNT: With respect to any Certificate as of any Distribution Date, the initial principal amount of such Certificate, as increased by any Deferred Interest added to the Current Principal Amount thereof in accordance with Section 6.02(h), and as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate, taking account of the Loss Allocation Limitation, (iii) in the case of a Subordinate Certificate, such Certificate's PRO RATA share, if any, of the applicable Subordinate Certificate Writedown Amount for previous Distribution Dates and (iv) in the case of a Senior Mezzanine Certificate, such Certificate's PRO RATA share, if any, of the applicable Senior Mezzanine Certificate Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates (other than the Interest Only Certificates), the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class R-I and Class R-II Certificates after the Distribution Date on which they each receive the distribution of the last dollar of their respective original principal amount shall be deemed to have Current Principal Amounts equal to their respective Current Principal Amounts on the day immediately preceding such Distribution Date.

         CUT-OFF DATE: April 1, 2002.

         CUT-OFF DATE BALANCE: $510,060,435.

         DEBT SERVICE REDUCTION: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

         DEFERRED INTEREST: With respect to any Negative Amortization Loan and any Distribution Date, the amount of accrued interest, if any, which was deferred and added to the Stated Principal Balance of such Negative Amortization Loan under the terms of the Mortgage Loan during the related Due Period.

         DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

         DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

         DEPOSITORY AGREEMENT: The meaning specified in Subsection 5.01(a) hereof.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DESIGNATED DEPOSITORY INSTITUTION: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

         DETERMINATION DATE: With respect to each Mortgage Loan, the Determination Date as defined in the Servicing Agreement.

         DISQUALIFIED ORGANIZATION: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any REMIC contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a

Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         DISTRIBUTION ACCOUNT: The trust account or accounts created and maintained pursuant to Section 4.01, which shall be denominated "Bank One, National Association, as Trustee f/b/o holders of Structured Asset Mortgage Investments Inc., Mortgage Pass-Through Certificates, Series 2002- AR1 - Distribution Account."

         DISTRIBUTION ACCOUNT DEPOSIT DATE: The Business Day prior to each Distribution Date.

         DISTRIBUTION DATE: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

         DTC CUSTODIAN: Bank One, National Association, or its successors in interest as custodian for the Depository.

         DUE DATE: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the Servicing Agreement.

         DUE PERIOD: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

         EMC: EMC Mortgage Corporation.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         EVENT OF DEFAULT: An event of default of the Servicer as described in
Section 13.01 of the Servicing Agreement.

         FANNIE MAE: Federal National Mortgage Association or any successor thereto.

         FDIC: Federal Deposit Insurance Corporation or any successor thereto.

         FRACTIONAL UNDIVIDED INTEREST: With respect to any Class of Certificates, the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) a Residual Certificate will be deemed to equal 0.25% multiplied by the percentage interest of such Residual Certificate, and (ii) a Certificate of any other Class will be deemed to equal 99.50% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the aggregate Current Principal Amount of all the Certificates.

         FREDDIE MAC: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

         GLOBAL CERTIFICATE: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

         GROSS MARGIN: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Rate Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Rate Adjustment Date.

         GROUP 1 AVAILABLE FUNDS, GROUP 2 AVAILABLE FUNDS, GROUP 3 AVAILABLE FUNDS, GROUP 4 AVAILABLE FUNDS, GROUP 5 AVAILABLE FUNDS OR GROUP 6 AVAILABLE
FUNDS: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans in the related Loan
Group: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances and Compensating Interest Payments by the Master Servicer with respect to such Distribution Date (c) any other miscellaneous amounts remitted by the Master Servicer pursuant to the Servicing Agreement and (d) any reimbursed amount in connection with losses on investments of deposits in an account, except:

                  (i) all payments that were due on or before the Cut-off Date;

                  (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

                  (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

                  (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

                  (v) amounts representing Monthly Advances determined to be Nonrecoverable Advances; and

                  (vi) and any expenses of the Trustee pursuant to Section 9.05.


         GROUP 1 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         GROUP 2 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         GROUP 3 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         GROUP 4 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         GROUP 5 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         GROUP 6 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         GROUP 1 SENIOR CERTIFICATES: The Class I-A Certificates.

         GROUP 2 SENIOR CERTIFICATES: The Class II-A, Class R-I and Class R-II Certificates.

         GROUP 3 SENIOR CERTIFICATES: The Class III-A Certificates.

         GROUP 4 SENIOR CERTIFICATES: The Class IV-A Certificates.

         GROUP 5 SENIOR CERTIFICATES: The Class V-A Certificates.

         GROUP 6 SENIOR CERTIFICATES: The Class VI-A Certificates.

         GROUP 1 SENIOR OPTIMAL PRINCIPAL AMOUNT, GROUP 2 SENIOR OPTIMAL PRINCIPAL AMOUNT, GROUP 3 SENIOR OPTIMAL PRINCIPAL AMOUNT, GROUP 4 SENIOR OPTIMAL PRINCIPAL AMOUNT, GROUP 5 SENIOR OPTIMAL PRINCIPAL AMOUNT OR GROUP 6 SENIOR OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of:

                  (i) the applicable Senior Percentage of all scheduled payments of principal allocated to the Scheduled Principal Balance due on each Outstanding Mortgage Loan in the related Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Senior Prepayment Percentage of all Principal Prepayments in part received during the related Prepayment Period with respect to each Mortgage Loan in the related Loan Group, together with the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was the subject of a Principal Prepayment in full during the related Prepayment Period;

                  (iii) the lesser of (a) the applicable Senior Prepayment Percentage of all Net Liquidation Proceeds, allocable to principal received in respect of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period; and (b) the applicable Senior Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period; and

                  (iv) the applicable Senior Prepayment Percentage of the sum of
         (a) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group or related REO Property in the related Loan Group which was purchased by the Mortgage Loan Seller or Bank of America on such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan in the related Loan Group that has been replaced by the Mortgage Loan Seller or Bank of America with a Substitute Mortgage Loan pursuant to Section 2.04 of this Agreement on such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan.

         GROUP 1 SENIOR PERCENTAGE: Initially, 94.75%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group 1 Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the beginning of the related Due Period.

         GROUP 2 SENIOR PERCENTAGE: Initially, 94.75%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group 2 Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the beginning of the related Due Period.

         GROUP 3 SENIOR PERCENTAGE: Initially, 94.75%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Current Principal Amount of the Group 3 Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the beginning of the related Due Period.

         GROUP 4 SENIOR PERCENTAGE: Initially, 94.75%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group 4 Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans as of the beginning of the related Due Period.

         GROUP 5 SENIOR PERCENTAGE: Initially, 94.75%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group 5 Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group 5 Mortgage Loans as of the beginning of the related Due Period.

         GROUP 6 SENIOR PERCENTAGE: Initially, 94.75%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group 6 Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group 6 Mortgage Loans as of the beginning of the related Due Period.

         GROUP 1 SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:


Period (dates inclusive)                              Group 1 Senior Prepayment Percentage
----------------------------------------------------- -------------------------------------------------------------
May 25, 2002 - April 25, 2009                         100%

May 25, 2009 - April 25, 2010                         Group 1 Senior Percentage plus 70% of the Group
                                                      1 Senior Mezzanine and Subordinate Percentage

May 25, 2010 - April 25, 2011                         Group 1 Senior Percentage plus 60% of the Group
                                                      1 Senior Mezzanine and Subordinate Percentage

May 25, 2011 - April 25, 2012                         Group 1 Senior Percentage plus 40% of the Group
                                                      1 Senior Mezzanine and Subordinate Percentage

May 25, 2012 - April 25, 2013                         Group 1 Senior Percentage plus 20% of the Group
                                                      1 Senior Mezzanine and Subordinate Percentage

May 25, 2013 and thereafter                           Group 1 Senior Percentage

         In addition, no reduction of the Group 1 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2009 and April 2010, (b) 35% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2010 and April 2011, (c) 40% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2011 and April 2012, (d) 45% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2012 and April 2013, and (e) 50% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after May 2013.

         In addition, if the current weighted average Senior Mezzanine and Subordinate Percentage is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed

50% and (b)(i) prior to the Distribution Date in May 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Senior Mezzanine and Subordinate Principal Balance and (ii) on or after the Distribution Date in May 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the Original Senior Mezzanine and Subordinate Principal Balance, then, in each case, the Group 1 Senior Prepayment Percentage for such Distribution Date will equal the Group 1 Senior Percentage; provided, however, if the current weighted average Senior Mezzanine and Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates prior to May 25, 2005 and the above delinquency and loss tests are met, then the Group 1 Senior Prepayment Percentage for such Distribution Date will equal the Group 1 Senior Percentage plus 50% of the Senior Mezzanine and Subordinate Percentage.

         Notwithstanding the foregoing, if on any Distribution Date the Group 1 Senior Percentage exceeds the Group 1 Senior Percentage as of the Cut-Off Date, the Group 1 Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group 1 Senior Certificates are reduced to zero, the Group 1 Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

         GROUP 2 SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:


Period (dates inclusive)                                 Group 2 Senior Prepayment Percentage
-------------------------------------------------------- ----------------------------------------------------------
May 25, 2002 - April 25, 2009                            100%

May 25, 2009 - April 25, 2010                            Group 2 Senior Percentage plus 70% of the
                                                         Group  2 Senior Mezzanine and Subordinate
                                                         Percentage

May 25, 2010 - April 25, 2011                            Group 2 Senior Percentage plus 60% of the
                                                         Group 2 Senior Mezzanine and Subordinate
                                                         Percentage

May 25, 2011 - April 25, 2012                            Group 2 Senior Percentage plus 40% of the
                                                         Group 2 Senior Mezzanine and Subordinate
                                                         Percentage

May 25, 2012 - April 25, 2013                            Group 2 Senior Percentage plus 20% of the
                                                         Group 2 Senior Mezzanine and Subordinate
                                                         Percentage

May 25, 2013 and thereafter                              Group 2 Senior Percentage

         In addition, no reduction of the Group 2 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Mortgage

Loans do not exceed (a) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2009 and April 2010, (b) 35% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2010 and April 2011, (c) 40% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2011 and April 2012, (d) 45% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2012 and April 2013, and (e) 50% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after May 2013.

         In addition, if the current weighted average Senior Mezzanine and Subordinate Percentage is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 50% and (b)(i) prior to the Distribution Date in May 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Senior Mezzanine and Subordinate Principal Balance and (ii) on or after the Distribution Date in May 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the Original Senior Mezzanine and Subordinate Principal Balance, then, in each case, the Group 2 Senior Prepayment Percentage for such Distribution Date will equal the Group 2 Senior Percentage; provided, however, if the current weighted average Senior Mezzanine and Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates prior to May 25, 2005 and the above delinquency and loss tests are met, then the Group 2 Senior Prepayment Percentage for such Distribution Date will equal the Group 2 Senior Percentage plus 50% of the Senior Mezzanine and Subordinate Percentage.

         Notwithstanding the foregoing, if on any Distribution Date the Group 2 Senior Percentage exceeds the Group 2 Senior Percentage as of the Cut-Off Date, the Group 2 Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group 2 Senior Certificates are reduced to zero, the Group 2 Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

         GROUP 3 SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:


Period (dates inclusive)                                    Group 3 Senior Prepayment Percentage
-------------------------------------------------------------------------------------------------------------------
May 25, 2002 - April 25, 2009                               100%

May 25, 2009 - April 25, 2010                               Group 3 Senior Percentage plus 70% of the
                                                            Group 3 Senior Mezzanine and Subordinate
                                                            Percentage



                                      -13-





May 25, 2010 - April 25, 2011                               Group 3 Senior Percentage plus 60% of the
                                                            Group 3 Senior Mezzanine and Subordinate
                                                            Percentage

May 25, 2011 - April 25, 2012                               Group 3 Senior Percentage plus 40% of the
                                                            Group 3 Senior Mezzanine and Subordinate
                                                            Percentage

May 25, 2012 - April 25, 2013                               Group 3 Senior Percentage plus 20% of the
                                                            Group 3 Senior Mezzanine and Subordinate
                                                            Percentage

May 25, 2013 and thereafter                                 Group 3 Senior Percentage

         In addition, no reduction of the Group 3 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2009 and April 2010, (b) 35% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2010 and April 2011, (c) 40% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2011 and April 2012, (d) 45% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2012 and April 2013, and (e) 50% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after May 2013.

         In addition, if the current weighted average Senior Mezzanine and Subordinate Percentage is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 50% and (b)
(i) prior to the Distribution Date in May 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Senior Mezzanine and Subordinate Principal Balance and (ii) on or after the Distribution Date in May 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the Original Senior Mezzanine and Subordinate Principal Balance, then, in each case, the Group 3 Senior Prepayment Percentage for such Distribution Date will equal the Group 3 Senior Percentage; provided, however, if the current weighted average Senior Mezzanine and Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates prior to May 25, 2005 and the above delinquency and loss tests are met, then the Group 3 Senior Prepayment

Percentage for such Distribution Date will equal the Group 3 Senior Percentage plus 50% of the Senior Mezzanine and Subordinate Percentage.

         Notwithstanding the foregoing, if on any Distribution Date the Group 3 Senior Percentage exceeds the Group 3 Senior Percentage as of the Cut-Off Date, the Group 3 Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group 3 Senior Certificates are reduced to zero, the Group 3 Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

         GROUP 4 SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:


Period (dates inclusive)                              Group 4 Senior Prepayment Percentage
----------------------------------------------------- -------------------------------------------------------------
May 25, 2002 - April 25, 2009                         100%

May 25, 2009 - April 25, 2010                         Group 4 Senior Percentage plus 70% of the Group
                                                      4 Senior Mezzanine and Subordinate Percentage

May 25, 2010 - April 25, 2011                         Group 4 Senior Percentage plus 60% of the Group
                                                      4 Senior Mezzanine and Subordinate Percentage

May 25, 2011 - April 25, 2012                         Group 4 Senior Percentage plus 40% of the Group
                                                      4 Senior Mezzanine and Subordinate Percentage

May 25, 2012 - April 25, 2013                         Group 4 Senior Percentage plus 20% of the Group
                                                      4 Senior Mezzanine and Subordinate Percentage

May 25, 2013 and thereafter                           Group 4 Senior Percentage

         In addition, no reduction of the Group 4 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2009 and April 2010, (b) 35% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2010 and April 2011, (c) 40% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2011 and April 2012, (d) 45% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2012 and April 2013, and (e) 50% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after May 2013.

         In addition, if the current weighted average Senior Mezzanine and Subordinate Percentage is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates, and (a) the aggregate Scheduled Principal Balance of the Mortgage

Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 50% and (b)(i) prior to the Distribution Date in May 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Senior Mezzanine and Subordinate Principal Balance and (ii) on or after the Distribution Date in May 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the Original Senior Mezzanine and Subordinate Principal Balance, then, in each case, the Group 4 Senior Prepayment Percentage for such Distribution Date will equal the Group 4 Senior Percentage; provided, however, if the current weighted average Senior Mezzanine and Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates prior to May 25, 2005 and the above delinquency and loss tests are met, then the Group 4 Senior Prepayment Percentage for such Distribution Date will equal the Group 4 Senior Percentage plus 50% of the Senior Mezzanine and Subordinate Percentage.

         Notwithstanding the foregoing, if on any Distribution Date the Group 4 Senior Percentage exceeds the Group 4 Senior Percentage as of the Cut-Off Date, the Group 4 Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group 4 Senior Certificates are reduced to zero, the Group 4 Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

         GROUP 5 SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:


Period (dates inclusive)                              Group 5 Senior Prepayment Percentage
----------------------------------------------------- -------------------------------------------------------------
May 25, 2002 - April 25, 2009                         100%

May 25, 2009 - April 25, 2010                         Group 5 Senior Percentage plus 70% of the Group
                                                      5 Senior Mezzanine and Subordinate Percentage

May 25, 2010 - April 25, 2011                         Group 5 Senior Percentage plus 60% of the Group
                                                      5 Senior Mezzanine and Subordinate Percentage

May 25, 2011 - April 25, 2012                         Group 5 Senior Percentage plus 40% of the Group
                                                      5 Senior Mezzanine and Subordinate Percentage

May 25, 2012 - April 25, 2013                         Group 5 Senior Percentage plus 20% of the Group
                                                      5 Senior Mezzanine and Subordinate Percentage

May 25, 2013 and thereafter                           Group 5 Senior Percentage

         In addition, no reduction of the Group 5 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2009 and April 2010, (b) 35% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2010 and April 2011, (c) 40% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2011 and April 2012, (d) 45% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2012 and April 2013, and (e) 50% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after May 2013.

         In addition, if the current weighted average Senior Mezzanine and Subordinate Percentage is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 50% and (b)(i) prior to the Distribution Date in May 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Senior Mezzanine and Subordinate Principal Balance and (ii) on or after the Distribution Date in May 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the Original Senior Mezzanine and Subordinate Principal Balance, then, in each case, the Group 5 Senior Prepayment Percentage for such Distribution Date will equal the Group 5 Senior Percentage; provided, however, if the current weighted average Senior Mezzanine and Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates prior to May 25, 2005 and the above delinquency and loss tests are met, then the Group 5 Senior Prepayment Percentage for such Distribution Date will equal the Group 5 Senior Percentage plus 50% of the Senior Mezzanine and Subordinate Percentage.

         Notwithstanding the foregoing, if on any Distribution Date the Group 5 Senior Percentage exceeds the Group 5 Senior Percentage as of the Cut-Off Date, the Group 5 Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group 5 Senior Certificates are reduced to zero, the Group 5 Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

         GROUP 6 SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:

Period (dates inclusive)                              Group 6 Senior Prepayment Percentage
----------------------------------------------------- -------------------------------------------------------------
May 25, 2002 - April 25, 2009                         100%

May 25, 2009 - April 25, 2010                         Group 6 Senior Percentage plus 70% of the Group
                                                      6 Senior Mezzanine and Subordinate Percentage

May 25, 2010 - April 25, 2011                         Group 6 Senior Percentage plus 60% of the Group
                                                      6 Senior Mezzanine and Subordinate Percentage



                                      -17-





May 25, 2011 - April 25, 2012                         Group 6 Senior Percentage plus 40% of the Group
                                                      6 Senior Mezzanine and Subordinate Percentage

May 25, 2012 - April 25, 2013                         Group 6 Senior Percentage plus 20% of the Group
                                                      6 Senior Mezzanine and Subordinate Percentage

May 25, 2013 and thereafter                           Group 6 Senior Percentage

         In addition, no reduction of the Group 6 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2009 and April 2010, (b) 35% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2010 and April 2011, (c) 40% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2011 and April 2012, (d) 45% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2012 and April 2013, and (e) 50% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after May 2013.

         In addition, if the current weighted average Senior Mezzanine and Subordinate Percentage is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 50% and (b)(i) prior to the Distribution Date in May 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Senior Mezzanine and Subordinate Principal Balance and (ii) on or after the Distribution Date in May 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the Original Senior Mezzanine and Subordinate Principal Balance, then, in each case, the Group 6 Senior Prepayment Percentage for such Distribution Date will equal the Group 6 Senior Percentage; provided, however, if the current weighted average Senior Mezzanine and Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates prior to May 25, 2005 and the above delinquency and loss tests are met, then the Group 6 Senior Prepayment Percentage for such Distribution Date will equal the Group 6 Senior Percentage plus 50% of the Senior Mezzanine and Subordinate Percentage.

         Notwithstanding the foregoing, if on any Distribution Date the Group 6 Senior Percentage exceeds the Group 6 Senior Percentage as of the Cut-Off Date, the Group 6 Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the

Current Principal Amounts of the Group 6 Senior Certificates are reduced to zero, the Group 6 Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

         GROUP 1 SENIOR MEZZANINE AND SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group 1 Senior Percentage.

         GROUP 2 SENIOR MEZZANINE AND SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group 2 Senior Percentage.

         GROUP 3 SENIOR MEZZANINE AND SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group 3 Senior Percentage.

         GROUP 4 SENIOR MEZZANINE AND SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group 4 Senior Percentage.

         GROUP 5 SENIOR MEZZANINE AND SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group 5 Senior Percentage.

         GROUP 6 SENIOR MEZZANINE AND SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group 6 Senior Percentage.

         GROUP 1 SENIOR MEZZANINE AND SUBORDINATE PREPAYMENT PERCENTAGE: With respect to the Group 1 Mortgage Loans, on any Distribution Date, 100% minus the Group 1 Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group 1 Senior Certificates have each been reduced to zero, the Group 1 Senior Mezzanine and Subordinate Prepayment Percentage will equal 100%.

         GROUP 2 SENIOR MEZZANINE AND SUBORDINATE PREPAYMENT PERCENTAGE: With respect to the Group 2 Mortgage Loans, on any Distribution Date, 100% minus the Group 2 Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group 2 Senior Certificates have each been reduced to zero, the Group 2 Senior Mezzanine and Subordinate Prepayment Percentage will equal 100%.

         GROUP 3 SENIOR MEZZANINE AND SUBORDINATE PREPAYMENT PERCENTAGE: With respect to the Group 3 Mortgage Loans, on any Distribution Date, 100% minus the Group 3 Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group 3 Senior Certificates have each been reduced to zero, the Group 3 Senior Mezzanine and Subordinate Prepayment Percentage will equal 100%.

         GROUP 4 SENIOR MEZZANINE AND SUBORDINATE PREPAYMENT PERCENTAGE: With respect to the Group 4 Mortgage Loans, on any Distribution Date, 100% minus the Group 4 Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group 4 Senior Certificates have each been reduced to zero, the Group 4 Senior Mezzanine and Subordinate Prepayment Percentage will equal 100%.

         GROUP 5 SENIOR MEZZANINE AND SUBORDINATE PREPAYMENT PERCENTAGE: With respect to the Group 5 Mortgage Loans, on any Distribution Date, 100% minus the Group 5 Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group 5 Senior Certificates have each been reduced to zero, the Group 5 Senior Mezzanine and Subordinate Prepayment Percentage will equal 100%.

         GROUP 6 SENIOR MEZZANINE AND SUBORDINATE PREPAYMENT PERCENTAGE: With respect to the Group 6 Mortgage Loans, on any Distribution Date, 100% minus the Group 6 Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group 6 Senior Certificates have each been reduced to zero, the Group 6 Senior Mezzanine and Subordinate Prepayment Percentage will equal 100%.

         HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 12.02(b) and 12.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller, the Master Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

         INDEMNIFIED PERSONS: The Trustee and its officers, directors, agents and employees and any separate co-trustee and its officers, directors, agents and employees.

         INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Seller or the Master Servicer and of any Affiliate of the Seller or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Affiliate of the Seller or the Master Servicer and (c) is not connected with the Seller or the Master Servicer or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         INDEX: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

         INDIVIDUAL CERTIFICATE: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

         INSTITUTIONAL ACCREDITED INVESTOR: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

         INSURANCE POLICY: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

         INSURANCE PROCEEDS: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

         INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, for each Class of Certificates, the calendar month preceding the month in which such Distribution Date occurs.

         INTEREST ADJUSTMENT DATE: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

         INTEREST SHORTFALL: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment, constitutes a Relief Act Mortgage Loan or a Negative Amortization Loan, an amount determined as follows:

         (a) Partial principal prepayments: The difference between (i) one month's interest at the applicable Net Rate on the amount of such prepayment and
(ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

         (b) Principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

         (c) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act; and

         (d) Negative Amortization Loans: As to any Negative Amortization Loan, the amount Deferred Interest for the related Due Period.

         INVESTMENT LETTER: The letter to be furnished by each Institutional Accredited Investor which purchases any of the Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

         LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

         LIQUIDATION DATE: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

         LIQUIDATION EXPENSES: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

         LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

         LOAN GROUP: Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5 or Loan Group 6, as applicable.

         LOAN GROUP 1: The group of Mortgage Loans designated as belonging to Loan Group 1 on the Mortgage Loan Schedule.

         LOAN GROUP 2: The group of Mortgage Loans designated as belonging to Loan Group 2 on the Mortgage Loan Schedule.

         LOAN GROUP 3: The group of Mortgage Loans designated as belonging to Loan Group 3 on the Mortgage Loan Schedule.

         LOAN GROUP 4: The group of Mortgage Loans designated as belonging to Loan Group 4 on the Mortgage Loan Schedule.

         LOAN GROUP 5: The group of Mortgage Loans designated as belonging to Loan Group 5 on the Mortgage Loan Schedule.

         LOAN GROUP 6: The group of Mortgage Loans designated as belonging to Loan Group 6 on the Mortgage Loan Schedule.

         LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

         LOSS ALLOCATION LIMITATION: The meaning specified in Section 6.02(c) hereof.

         LOST NOTES: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

         MASTER SERVICER: As of the Closing Date, Bank of America and, thereafter, its respective successors in interest who meet the qualifications of the Servicing Agreement and this Agreement.

         MASTER SERVICING FEE: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Master Servicing Fee Rate.

         MASTER SERVICING FEE RATE: As to any Mortgage Loan, a per annum rate equal to 0.250%.

         MAXIMUM LIFETIME MORTGAGE RATE: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

         MINIMUM LIFETIME MORTGAGE RATE: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

         MONTHLY ADVANCE: An advance of principal or interest required to be made by the Master Servicer pursuant to Section 11.17 of the Servicing Agreement or the Trustee pursuant to Section 6.05.

         MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

         MORTGAGE FILE: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         MORTGAGE INTEREST RATE: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

         MORTGAGE LOAN: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

         MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of April 30, 2002, between EMC, as seller, and Structured Asset Mortgage Investments Inc., as purchaser, and all amendments thereof and supplements thereto, attached hereto as Exhibit J.

         MORTGAGE LOAN SCHEDULE: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

         MORTGAGE LOAN SELLER: Bank of America, N.A., as seller of the Mortgage Loans under the Servicing Agreement.

         MORTGAGE NOTE: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

         MORTGAGED PROPERTY: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

         MORTGAGOR: The obligor on a Mortgage Note.

         NEGATIVE AMORTIZATION LOAN: Any Mortgage Loan which provides for Deferred Interest.

         NET INTEREST SHORTFALL: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

         NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the Master Servicer in accordance with the Servicing Agreement or this Agreement and (ii) unreimbursed advances by the Master Servicer and Monthly Advances.

         NET RATE: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the Master Servicing Fee Rate.

         NONRECOVERABLE ADVANCE: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer or the Trustee and (ii) which, in the good faith judgment of the Master Servicer or the Trustee, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer or the Trustee from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made.

         OFFERED CERTIFICATE: Any Senior Certificate, Senior Mezzanine Certificate or Offered Subordinate Certificate.

         OFFERED SUBORDINATE CERTIFICATES: The Class B-1, Class B-2 and Class B-3 Certificates.

         OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Seller, as applicable, and delivered to the Trustee, as required by this Agreement.

         OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for EMC, the Master Servicer or the Seller.

         ORIGINAL SENIOR MEZZANINE AND SUBORDINATE PRINCIPAL BALANCE: The aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates as of the Closing Date.

         ORIGINAL VALUE: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Seller.

         OUTSTANDING MORTGAGE LOAN: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

         OUTSTANDING PRINCIPAL BALANCE: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

         PASS-THROUGH RATE: As to each Class of Certificates, the rate of interest determined as provided with respect thereto, in Section 5.01(d). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

         PERIODIC RATE CAP: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

         PERMITTED INVESTMENTS: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

                  (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

                  (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

                  (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

                  (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

                  (viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or any affiliate of the Trustee acts as a manager or an advisor;

PROVIDED, HOWEVER, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

         PERMITTED TRANSFEREE: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

         PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PHYSICAL CERTIFICATES: The Residual Certificates and the Private Certificates.

         PREPAYMENT CHARGE: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

         PREPAYMENT PERIOD: With respect to any Mortgage Loan and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         PRINCIPAL PREPAYMENT: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with the substitution of a Mortgage Loan, and the principal portion of Net Liquidation Proceeds.

         PRIVATE CERTIFICATES: Any Class B-4, Class B-5 and Class B-6
Certificate.

         PROTECTED ACCOUNT: An account established and maintained for the benefit of Certificateholders by the Master Servicer with respect to the Mortgage Loans and with respect to REO Property in accordance with the Servicing Agreement.

         QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

         QUALIFIED INSURER: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

         RATING AGENCIES: S&P and Moody's.

         REALIZED LOSS: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation, LESS (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan.

         RECORD DATE: With respect to any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

         REINVESTMENT AGREEMENTS: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

         RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         RELIEF ACT MORTGAGE LOAN: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act

         REMIC: A real estate mortgage investment conduit, as defined in the Code.

         REMIC I: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the Mortgage Loans, (ii) the Protected Accounts, (iii) any REO Property relating to the Mortgage Loans, (iv) the rights with respect to the Servicing Agreement, (v) the rights with respect to the Assignment, Assumption and Recognition Agreement and (vi) any proceeds of the foregoing.

         REMIC I INTERESTS: The REMIC I Regular Interests and the Class R-I Certificates.

         REMIC I REGULAR INTERESTS: The REMIC I Regular Interests, with such terms as described in Section 5.01(c).

         REMIC I SUBORDINATED BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each of the REMIC I Regular Interests ending with the designation "A," equal to the ratio among:

(1) the excess of (x) the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans over (y) the Current Principal Amount of the Group 1 Senior Certificates;

(2) the excess of (x) the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans over (y) the Current Principal Amount of the Group 2 Senior Certificates; and

(3) the excess of (x) the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans over (y) the Current Principal Amount of the Group 3 Senior Certificates.

(4) the excess of (x) the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans over (y) the Current Principal Amount of the Group 4 Senior Certificates;

(5) the excess of (x) the aggregate Scheduled Principal Balance of the Group 5 Mortgage Loans over (y) the Current Principal Amount of the Group 5 Senior Certificates; and

(6) the excess of (x) the aggregate Scheduled Principal Balance of the Group 6 Mortgage Loans over (y) the Current Principal Amount of the Group 6 Senior Certificates.

         REMIC II: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC I Regular Interests.

         REMIC II CERTIFICATES: The REMIC II Regular Certificates and the Class R-II Certificates.

         REMIC II REGULAR CERTIFICATES: As defined in Section 5.01(c).

         REMIC OPINION: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause REMIC I or REMIC II to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC or (iii) constitute a taxable contribution to any REMIC after the Startup Day.

         REMIC PROVISIONS: The provisions of the federal income tax law relating to the REMIC, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         REO PROPERTY: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         REPURCHASE PRICE: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by EMC pursuant to the Mortgage Loan Purchase Agreement or Article II or Section 3.06 of this Agreement, an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (ii) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, and reduced by (iii) any portion of the Master Servicing Fees, Monthly Advances and advances payable to the purchaser of the Mortgage Loan. With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Mortgage Loan Seller pursuant to a Servicing Agreement, the "Repurchase Price" as defined therein plus any additional amounts payable pursuant to Subsection 7.04 of the Servicing Agreement.

         REQUEST FOR RELEASE: A request for release in the form attached hereto as Exhibit D.

         REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

         RESIDUAL CERTIFICATES: Any of the Class R Certificates.

         RESPONSIBLE OFFICER: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee to whom a matter arising hereunder may be referred.

         RULE 144A CERTIFICATE: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

         SCHEDULED PAYMENT: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

         SCHEDULED PRINCIPAL: The principal portion of any Scheduled Payment.

         SCHEDULED PRINCIPAL BALANCE: With respect to any Mortgage Loan on any Distribution Date, (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) and less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

         SECURITIES ACT: The Securities Act of 1933, as amended.

         SECURITIES LEGEND: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO
(A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, [in the case of the Class B-4, Class B-5 and Class B-6
Certificates: UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE")

84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR.]"

         SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

         SELLER: Structured Asset Mortgage Investments Inc., a Delaware corporation, or its successors in interest.

         SENIOR CERTIFICATES: The Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates, Group 5 Senior Certificates or Group 6 Senior Certificates.

         SENIOR MEZZANINE AND SUBORDINATE PERCENTAGE: The Group 1, Group 2, Group 3, Group 4, Group 5 or Group 6 Senior Mezzanine and Subordinate Percentage, with respect to the Group 1, Group 2, Group 3, Group 4, Group 5 or Group 6 Mortgage Loans, respectively.

         SENIOR MEZZANINE AND SUBORDINATE PREPAYMENT PERCENTAGE: The Group 1, Group 2, Group 3, Group 4, Group 5 or Group 6 Senior Mezzanine and Subordinate Prepayment Percentage, with respect to the Group 1, Group 2, Group 3, Group 4, Group 5 or Group 6 Mortgage Loans, respectively.

         SENIOR MEZZANINE CERTIFICATES: The Class A-M Certificates.

         SENIOR MEZZANINE CERTIFICATE WRITEDOWN AMOUNT: As to any Distribution Date on or after which the aggregate Current Principal Amount of the Subordinate Certificates has been reduced to zero, the amount by which (a) the sum of the Current Principal Amounts of all the Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balance of the Mortgage Loans on the Due Date related to such Distribution Date.

         SENIOR MEZZANINE LOSS AND DELINQUENCY TEST: On any Distribution Date, the Senior Mezzanine Loss and Delinquency Test is satisfied if, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 100%; and (B) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2009 and

April 2010, (b) 35% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2010 and April 2011, (c) 40% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2011 and April 2012, (d) 45% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including May 2012 and April 2013, and (e) 50% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after May 2013.

         SENIOR PERCENTAGE: The Group 1 Senior Percentage, Group 2 Senior Percentage, Group 3 Senior Percentage, Group 4 Senior Percentage, Group 5 Senior Percentage or Group 6 Senior Percentage.

         SENIOR PREPAYMENT PERCENTAGE: The Group 1 Senior Prepayment Percentage, Group 2 Senior Prepayment Percentage, Group 3 Senior Prepayment Percentage, Group 4 Senior Prepayment Percentage, Group 5 Senior Prepayment Percentage or Group 6 Senior Prepayment Percentage.

         SERVICER REMITTANCE DATE: With respect to each Mortgage Loan, the date set forth in the Servicing Agreement.

         SERVICING AGREEMENT: The Mortgage Loan Sale and Servicing Agreement, dated March 8, 2002 between Bank of America as seller and servicer and EMC as purchaser.

         STARTUP DAY: April 30, 2002.

         SUBORDINATE CERTIFICATES: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

         SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of all the Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Distribution Date.

         SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates immediately prior to such Distribution Date):

                  (i) the applicable Senior Mezzanine and Subordinate Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);



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



                  (ii) the applicable Senior Mezzanine and Subordinate Prepayment Percentage of each Principal Payment in part during the related Prepayment Period with respect to each Mortgage Loan and the applicable Senior Mezzanine and Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period;

                  (iii) the excess, if any, of (A) all Net Liquidation Proceeds with respect to the Mortgage Loans allocable to principal received during the related Prepayment Period over (B) the sum of the amounts distributable pursuant to clause (iii) of the definitions of Group 1 Senior Optimal Principal Amount, Group 2 Senior Optimal Principal Amount, Group 3 Senior Optimal Principal Amount, Group 4 Senior Optimal Principal Amount, Group 5 Senior Optimal Principal Amount and Group 6 Senior Optimal Principal Amount;

                  (iv) the applicable Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan or related REO Property which was purchased with respect to such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced with a Substitute Mortgage Loan on such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan; and

                  (v) on the Distribution Date on which the Current Principal Amounts of the Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates, Group 4 Senior Certificates, Group 5 Senior Certificates or Group 6 Senior Certificates have all been reduced to zero, 100% of any Group 1 Senior Optimal Principal Amount, Group 2 Senior Optimal Principal Amount, Group 3 Senior Optimal Principal Amount, Group 4 Senior Optimal Principal Amount, Group 5 Senior Optimal Principal Amount or Group 6 Senior Optimal Principal Amount, respectively. After the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates has been reduced to zero, the Subordinate Optimal Principal Amount shall be zero.

         SUBORDINATE PERCENTAGE: The Group 1, Group 2, Group 3, Group 4, Group 5 or Group 6 Subordinate Percentage, with respect to a Group 1, Group 2, Group 3, Group 4, Group 5 or Group 6 Mortgage Loan, respectively.

         SUBORDINATE PREPAYMENT PERCENTAGE: The Group 1, Group 2, Group 3, Group 4, Group 5 or Group 6 Subordinate Prepayment Percentage, with respect to a Group 1, Group 2, Group 3, Group 4, Group 5 or Group 6 Mortgage Loan, respectively.

         SUBSTITUTE MORTGAGE LOAN: A mortgage loan tendered to the Trustee pursuant to the Servicing Agreement, the Mortgage Loan Purchase Agreement or
Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan;
(iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan;
(iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

         TAX ADMINISTRATION AND TAX MATTERS PERSON: The Trustee or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section 9.12 hereof.

         TRUST FUND OR TRUST: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

         TRUSTEE: Bank One, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

         UNCERTIFICATED PRINCIPAL BALANCE: With respect to any REMIC I Regular Interest, the balance thereof as indicated in Section 5.01, as reduced by amounts allocated thereto in reduction thereof in accordance with Section 5.01.

         UNINSURED CAUSE: Any cause of damage to a Mortgaged Property or REO Property such that the complete restoration of such Mortgaged Property or REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 11.10 of the Servicing Agreement, without regard to whether or not such policy is maintained.

         UNITED STATES PERSON: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

         Section 2.01. CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE. (a) The Seller concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Certificate Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Master Servicer in Protected Accounts for the benefit of the holder of the Mortgage Loans, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a),
(vii) the Servicing Agreement, (viii) the Assignment, Assumption and Recognition Agreement and (ix) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Seller's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Seller shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

         (b) In connection with the above transfer and assignment, the Seller hereby deposits with the Trustee, with respect to each Mortgage Loan, (i) the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, or a lost note affidavit with indemnity,
(ii) the original Security Instrument, which shall have been recorded, with evidence of such recording indicated thereon, (iii) a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Security Instrument, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if clause (x) in the proviso below applies or for Mortgage Loans with respect to which the related Mortgaged Property is located in a state other than Maryland or an Opinion of Counsel has been provided as set forth in this Section 2.01(b), shall be in recordable form), (iv) all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Seller with evidence of recording thereon, (v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any, (vi) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance and (vii) originals of all modification agreements, if applicable and available;

PROVIDED, HOWEVER, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller or the Master Servicer, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; (y) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Seller or the Master Servicer, to such effect) the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) the Seller shall not be required to deliver intervening assignments or Mortgage Note endorsements between Bank of America and EMC Mortgage Corporation, between EMC Mortgage Corporation and the Depositor, and between the Depositor and the Trustee; and PROVIDED, FURTHER, HOWEVER, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Certificate Account on the Closing Date. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee promptly after they are received. The Seller shall cause, at its expense, the assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date, unless such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided to the Trustee which states that recordation of such Security Instrument is not required to protect the interests of the Certificateholders in the related Mortgage Loans. The Seller need not cause to be recorded any assignment in any jurisdiction under any state other than Maryland, Florida, Mississippi, South Carolina and Tennessee; PROVIDED, HOWEVER, that each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust or the Trustee, upon the earliest to occur of : (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 8.02 hereof and (v) if the Seller is not the Master Servicer and with respect to any one assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage, unless, with respect to clauses (ii) through (v) above, an Opinion of Counsel is provided stating that such assignment does not need to be recorded to protect the interest of the Trust in such Mortgage Loan. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust in accordance with Section 9.05.

         Section 2.02. ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE. (a) The Trustee acknowledges the sale, transfer and assignment of the Trust to it by the Seller and receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds, the documents (or certified copies thereof) delivered to it pursuant to Section 2.01, and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. No later than 45 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee thereof), the Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller an Initial Certification substantially in the form annexed hereto as Exhibit G. In conducting such review, the Trustee will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Exhibit B to this Agreement, as supplemented (PROVIDED, HOWEVER, that with respect to those documents described in subclauses (b)(iv), (b)(v) and (b)(vi) of Section 2.01, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subsections). In performing any such review, the Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee shall promptly notify the Mortgage Loan Seller. In accordance with the Servicing Agreement, the Mortgage Loan Seller shall correct or cure any such defect within sixty (60) days from the date of notice from the Trustee of the defect and if the Mortgage Loan Seller fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Mortgage Loan Seller's obligation pursuant to the Servicing Agreement, within 60 days from the Trustee's notification, to purchase such Mortgage Loan at the Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; PROVIDED, HOWEVER, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

         (b) No later than 180 days after the Closing Date, the Trustee will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Seller a Final Certification substantially in the form annexed hereto as Exhibit
H. In conducting such review, the Trustee will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee shall promptly notify the Mortgage Loan Seller (PROVIDED, HOWEVER, that with respect to those documents described in subsection (b)(iv), (b)(v) and (b)(vi) of Section 2.01, the Trustee's obligations shall extend only to the documents actually delivered pursuant to such subsections). In accordance with the Servicing Agreement, the Mortgage Loan Seller shall correct or cure any such defect or EMC shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Trustee of the defect and if the Mortgage Loan Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Mortgage Loan Seller's obligation under the Servicing Agreement to purchase such Mortgage Loan at the Repurchase Price, PROVIDED, HOWEVER, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan, if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

         (c) In the event that a Mortgage Loan is purchased by the Mortgage Loan Seller in accordance with Subsections 2.02(a) or (b) above, the Trustee shall deposit the Repurchase Price in the Certificate Account and shall provide to the Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Certificate Account, the Trustee shall release to the Mortgage Loan Seller the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Mortgage Loan Seller as are necessary to vest in the Mortgage Loan Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule, which was previously delivered to it by Seller in a form agreed to between the Seller and the Trustee, to reflect such repurchase and shall promptly notify the Rating Agencies of such amendment. The obligation of the Mortgage Loan Seller to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

         Section 2.03. ASSIGNMENT OF INTEREST IN THE MORTGAGE LOAN PURCHASE AGREEMENT. (a) The Seller hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Servicing Agreement and the Mortgage Loan Purchase Agreement provided that the Seller retains a joint and several right in the event of breach of the representations, warranties and covenants of the Master Servicer under the Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies; provided further that this shall not be deemed an agreement or requirement on the part of the Seller to pursue any such remedies; and provided, further, that the obligations of the Mortgage Loan Seller or the Servicer, as applicable, to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Seller shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

         (b) If the Seller or the Trustee discovers (i) a breach of any of the representations and warranties set forth in Section 7 of the Servicing Agreement and such breach existed on the date the representation and warranty was made or
(ii) in accordance with Section 7 of the Mortgage Loan Purchase Agreement, that an event has occurred which rendered the representation and warranty untrue in any material respect between the date of the Servicing Agreement and the Closing Date, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Mortgage Loan Seller or EMC, as applicable, within 60 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; PROVIDED, HOWEVER, that if there is a breach of any representation set forth in the Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Mortgage Loan Seller or EMC, as applicable, shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Mortgage Loan Seller or EMC, as applicable, to the extent not required by law to be paid to the borrower.) Any such purchase by the Mortgage Loan Seller or EMC shall be made by providing an amount equal to the Repurchase Price to the Trustee for deposit in the Certificate Account and the Trustee, upon deposit of the Repurchase Price in the Certificate Account and of written notification detailing the components of such Repurchase Price, shall release to the Mortgage Loan Seller or EMC, as applicable, the related Mortgage File and shall execute and deliver all instruments of transfer or assignment furnished to it by the Mortgage Loan Seller or EMC, as applicable, without recourse, as are necessary to vest in the Mortgage Loan Seller or EMC, as applicable, title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of the Mortgage Loan Seller or EMC to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

         Section 2.04. SUBSTITUTION OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Servicing Agreement, the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Mortgage Loan Seller or EMC, as applicable, may, no later than the date by which such purchase by the Mortgage Loan Seller or EMC, as applicable, would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Mortgage Loan Seller or EMC, as applicable, that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan" in the Servicing Agreement or this Agreement, as applicable; PROVIDED, HOWEVER, that substitution pursuant to the Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day. The

Trustee shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and shall notify the Mortgage Loan Seller or EMC, as applicable, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the third sentence of Subsection 2.02(a). Within two Business Days after such notification, the Mortgage Loan Seller or EMC, as applicable, shall provide to the Trustee for deposit in the Certificate Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Mortgage Loan Seller or EMC, as applicable, of the Repurchase Price for the purchase of a Mortgage Loan by the Mortgage Loan Seller or EMC, as applicable. After such notification to the Mortgage Loan Seller or EMC and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Mortgage Loan Seller or EMC, as applicable, or the Master Servicer. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Mortgage Loan Seller or EMC, as applicable, and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan, the Trustee shall release to the Mortgage Loan Seller or EMC, as applicable, the related Mortgage File related to any Mortgage Loan released pursuant to the Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Mortgage Loan Seller or EMC, as applicable, title to and rights under any Mortgage Loan released pursuant to the Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Mortgage Loan Seller or EMC shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Servicing Agreement or Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the applicable Servicing Agreement and the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Mortgage Loan Seller or EMC with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Master Servicer and the Rating Agencies.

         Section 2.05. ISSUANCE OF CERTIFICATES. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Seller, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Seller has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

         The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Seller in and to the REMIC I Regular Interests and the other assets of REMIC II for the benefit of the holders of the REMIC II Certificates. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Certificates.

         Section 2.06. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER. The Seller hereby represents and warrants to the Trustee as follows:

                  (i) the Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

                  (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

                  (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body
         (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

                  (vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

         Section 3.01. MASTER SERVICER. The Mortgage Loans shall be serviced pursuant to the Servicing Agreement. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Trustee shall enforce the obligations of the Master Servicer under the Servicing Agreement, including without limitation its obligation to repurchase converting Mortgage Loans pursuant to the second sentence of Subsection 7.04 of the Servicing Agreement.

         The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; PROVIDED, HOWEVER, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's actual costs.

         Upon receipt of a request by the Master Servicer, the Trustee shall release within five Business Days the related Mortgage File to the Master Servicer and execute and deliver to the Master Servicer, without recourse, a request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by the Master Servicer), together with the Mortgage Note with written evidence of cancellation thereon; PROVIDED, HOWEVER, that in the case of a Mortgage Loan as to which the related Mortgaged Property is located in California, the related Mortgage File shall be released upon notification from the Master Servicer that such party reasonably expects that payment in full will be received promptly. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

         The Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property;
(ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

         Section 3.02. REMIC-RELATED COVENANTS. For as long as each REMIC shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee shall comply with any directions of the Seller or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution the Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

         Section 3.03. REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION. Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to the Trustee who shall furnish a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2003, the Trustee shall, in accordance with industry standards and only if instructed by the Seller, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to March 30, 2003, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Seller hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Seller. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Seller of written termination of such power of attorney and
(ii) the termination of the Trust Fund. The Seller agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section 3.03; provided, however, the Trustee will cooperate with the Seller in connection with any additional filings with respect to the Trust Fund as the Seller deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Trustee under the Exchange Act shall be sent to: the Seller c/o Bear, Stearns & Co. Inc., Attn:
Managing Director-Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Trustee in connection with this Section 3.03 shall not be reimbursable from the Trust Fund.

         Section 3.04. UCC. The Trustee agrees to file continuation statements for any Uniform Commercial Code financing statements which the Seller has informed the Trustee were filed on the Closing Date in connection with the Trust. The Seller shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

         Section 3.05. EMC. On the Closing Date, EMC will receive from the Seller a payment of $5,000.

         Section 3.06. OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.

         With respect to any Mortgage Loan which as of the first day of a Calendar Quarter is delinquent in payment by 90 days or more or is an REO Property, EMC shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Repurchase Price; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Calendar Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Calendar Quarter.

                                   ARTICLE IV

                                    Accounts

         Section 4.01. CERTIFICATE ACCOUNT. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Certificate Account as a segregated trust account or accounts. The Trustee will deposit in the Certificate Account as identified by the Master Servicer and as received, the following amounts:

                  (i) Any amounts withdrawn from a Protected Account;

                  (ii) Any Monthly Advance and any Compensating Interest
         Payments;

                  (iii) Any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Trustee which were not deposited in a Protected Account;

                  (iv) The Repurchase Price with respect to any Mortgage Loans purchased by the Mortgage Loan Seller or EMC pursuant to the Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.02 or 2.03 of this Agreement, as applicable, any amounts which are to be treated pursuant to the Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, as the payment of such a Repurchase Price, and all proceeds of any Mortgage Loans or property acquired in connection with a purchase pursuant to the Servicing Agreement or the optional termination of the Trust;

                  (v) Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

                  (vi) Any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement.

         (b) All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

         (c) The Certificate Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office, and the Certificate Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Master Servicer). The amount at any time credited to the Certificate Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Trustee or held on deposit with the trustee uninvested, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date. Any and all investment earnings or other benefit from uninvested funds from the Certificate Account shall be paid to, or accrue to the benefit of the Trustee. If there is any loss on a Permitted Investment or demand deposit, the Trustee shall deposit the amount of the loss in the Certificate Account. With respect to the Certificate Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

         Section 4.02. PERMITTED WITHDRAWALS AND TRANSFERS FROM THE CERTIFICATE ACCOUNT. (a) The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Certificate Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreement. The Trustee may clear and terminate the Certificate Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

         (b) On an ongoing basis, the Trustee shall withdraw from the Certificate Account any expenses recoverable by the Trustee pursuant to Sections
7.01 and 9.05.

         (c) On each Distribution Account Deposit Date, the Trustee will transfer all amounts on deposit in the Certificate Account to the Distribution Account.

         Section 4.03. DISTRIBUTION ACCOUNT. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

         (b) All amounts deposited to the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

         (c) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Master Servicer). The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Trustee or deposited in demand deposits with such depository institutions as selected by the Trustee, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Trustee. The Trustee shall be permitted to withdraw any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Trustee shall deposit the amount of the loss in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

         Section 4.04. PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION ACCOUNT. (a) The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreement. The Trustee may clear and terminate the Distribution Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

         (b) On an ongoing basis, the Trustee shall withdraw from the Distribution Account any expenses recoverable by the Trustee pursuant to Sections 7.01 and 9.05.

         (c) On each Distribution Date, the Trustee shall distribute the Available Funds to the Holders of the Certificates in accordance with Section 6.01.

                                    ARTICLE V

                                  Certificates

         Section 5.01. CERTIFICATES. (a) The Depository, the Seller and the Trustee have entered into a Depository Agreement dated as of April 30, 2002 (the "Depository Agreement"). Except for the Residual Certificates, the Private Certificates and the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

         The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Trustee and the Seller will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

         All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) If (i)(A) the Seller advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

         (c) (i) REMIC I will be evidenced by (x) the REMIC I Regular Interests (designated below), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC I and (y) the Class R-I Certificates, which is hereby designated as the single

"residual interest" in REMIC I. Distributions shall be deemed to be made to the REMIC I Regular Interests first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Group; second, to each REMIC I Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Group over (y) the Current Principal Amount of the Senior Certificate in the related Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC I Regular Interest ZZZ. Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Group; second, to each REMIC I Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Group over (y) the Current Principal Amount of the Senior Certificate in the related Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, the remaining Realized Losses shall be allocated to REMIC I Regular Interest ZZZ.

The REMIC I Regular Certificates and the Class R-I Certificates will have the following designations and pass-through rates:


      REMIC I                                   Pass-Through Rate
      Interest           Initial Balance        Pass-Through Rate          Related Group
      --------           ---------------        -----------------          -------------
         1A          $ 1,072.41                        (7)                    Group 1
         1B          $ 20,426.82                       (1)                    Group 1
         2A          $ 846.14                          (7)                    Group 2
         2B          $ 16,116.74                       (2)                    Group 2
         3A          $ 120.70                          (7)                    Group 3
         3B          $ 2,298.97                        (3)                    Group 3
         4A          $ 109.89                          (7)                    Group 4
         4B          $ 2,092.98                        (4)                    Group 4
         5A          $ 335.61                          (7)                    Group 5
         5B          $ 6,392.41                        (5)                    Group 5
         6A          $ 193.11                          (7)                    Group 6
         6B          $ 3,678.14                        (6)                    Group 6
        ZZZ          $ 510,006,700.79                  (7)                      N/A
     Class R-I       $ 50.00                           (2)                    Group 2

------------------------------------

(1)      The weighted average of the Net Rates of the Group 1 Mortgage Loans.

(2)      The weighted average of the Net Rates of the Group 2 Mortgage Loans.

(3)      The weighted average of the Net Rates of the Group 3 Mortgage Loans.

(4)      The weighted average of the Net Rates of the Group 4 Mortgage Loans.

(5)      The weighted average of the Net Rates of the Group 5 Mortgage Loans.

(6)      The weighted average of the Net Rates of the Group 6 Mortgage Loans.

(7)      The weighted average of the Net Rates of the Mortgage Loans.

                  (ii) REMIC II will be evidenced by (x) the Certificates (other than the Class R Certificates) (the "REMIC II Regular Certificates"), which are hereby designated as the "regular interests" in REMIC II and have the principal balances and accrue interest at the Pass-Through Rates equal to those set forth in Section 5.01(d) and (y) the Class R-II Certificate, which is hereby designated as the single "residual interest" in REMIC II.

         The Classes of the Certificates shall have the following designations, initial principal amounts and Pass-Through Rates:

DESIGNATION                         INITIAL PRINCIPAL AMOUNT           PASS-THROUGH RATE
-----------                         ------------------------           -----------------
I-A                                 $193,544,100.00                             (1)
II-A                                $152,705,900.00                             (2)
III-A                               $21,782,700.00                              (3)
IV-A                                $19,830,900.00                              (4)
V-A                                 $60,568,000.00                              (5)
VI-A                                $34,850,300.00                              (6)
A-M                                 $7,650,800.00                               (7)
R-I                                 $ 50.00                                     (2)
R-II                                $ 50.00                                     (2)
B-1                                 $7,141,000.00                               (7)
B-2                                 $4,335,400.00                               (7)
B-3                                 $3,060,200.00                               (7)
B-4                                 $1,530,200.00                               (7)
B-5                                 $1,530,300.00                               (7)
B-6                                 $1,530,434.68                               (7)

------------------------------------

         (1) The Class I-A Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 1 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 6.816% per annum.

         (2) The Class II-A, Class R-I and Class R-II Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 2 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. The Pass-Through Rate with respect to the first interest accrual period is expected to be approximately 5.201% per annum.

         (3) The Class III-A Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. The Pass-Through Rate with respect to the first interest accrual period is expected to be approximately 6.407% per annum.

         (4) The Class IV-A Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 1 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 6.318% per annum.

         (5) The Class V-A Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 2 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. The Pass-Through Rate with respect to the first interest accrual period is expected to be approximately 7.271% per annum.

         (6) The Class VI-A Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. The Pass-Through Rate with respect to the first interest accrual period is expected to be approximately 7.106% per annum.

         (7) The Class A-M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates on each REMIC I Regular Interest ending with the designation "A"; provided that for purposes of such weighted average, the Pass- Through Rate of each such REMIC I Regular Interest shall be subject to a cap and a floor equal to the weighted average of the Net Rates of the Mortgage Loans in the Related Group. The Pass-Through Rate with respect to the first interest accrual period is expected to be approximately 6.345% per annum.


         (d) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date in the Trust Fund has been designated as the "latest possible maturity date" for the REMIC I Regular Interests and the Certificates.

         (e) With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount of such Class applicable to such Distribution Date.

         (f) The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2 and A-3. On original issuance, the Trustee shall sign, countersign and shall deliver them at the direction of the Seller. Pending the preparation of definitive Certificates of any Class, the Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Seller will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

         (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates (other than the Residual Certificates) and the Senior Mezzanine Certificates, $1,000 and in each case increments of $1.00 in excess thereof, and (ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. The Private Certificates will be issued in certificated fully-registered form in minimum denominations of $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. The Residual Certificates shall each be issued in certificated fully-registered form in the denomination of $50 and $50, respectively. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign (i) in the case of each Class of Offered Certificates, the Certificate in the entire Current Principal Amount of the respective Class and (ii) in the case of each Class of Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Seller to the Depository or pursuant to the Depository's instructions, shall be delivered by the Seller on behalf of the Depository to and deposited with the DTC Custodian. The Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

         (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

         (i) The Closing Date is hereby designated as the "startup" day of each REMIC within the meaning of Section 860G(a)(9) of the Code.

         (j) For federal income tax purposes, each REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

         (k) The Trustee on behalf of the Trust shall cause each REMIC to timely elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

         Section 5.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.
(a) The Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         (b) Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

         (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

                  (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an

         Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and
         (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

         (d) Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the Depository:

                  (i) In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

                  (ii) In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

                  (iii) In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

         (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the
Depository:

                  (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

                  (ii) A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

         (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

                  (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

         (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

         (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(h) above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate

Trust Office, sign, countersign and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

         (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; PROVIDED, HOWEVER, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Seller as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

         (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

         (m) The following legend shall be placed on the Residual Certificates and Private Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

         THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED [in the case of Private Certificates Only], UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT

         LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY OBLIGATIONS ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR.

         Section 5.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If
(i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

         (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Seller, the Trustee and any agent of the Seller or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Seller, the Trustee nor any agent of the Seller or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

         Section 5.05. TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES. (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Seller. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Seller and the Trustee with an affidavit that the proposed transferee is a Permitted Transferee (and, unless the Tax Matters Person and the Seller consent to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

         (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax

Matters Person, the Trustee and the Seller an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and that (ii) such transferee is not acquiring such Residual Certificate for the account of any person who is not a Permitted Transferee. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Tax Matters Person or the Seller shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Trustee and the Seller, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Seller to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any REMIC to fail to qualify as a REMIC.

         (c) Unless the Tax Matters Person shall have consented in writing (which consent may be withheld in the Tax Matters Person's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a United States Person.

         (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Trustee to act as its agent with respect to all matters concerning the tax obligations of the Trust.

         Section 5.06. RESTRICTIONS ON TRANSFERABILITY OF CERTIFICATES. (a) No offer, sale, transfer or other disposition (including pledge) of any Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Seller) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-l hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of any Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

         (b) The Private Certificates shall each bear a Securities Legend.

         Section 5.07. ERISA RESTRICTIONS. (a) Subject to the provisions of subsection (b), no Residual Certificates or Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, unless the proposed transferee provides either (i) the Trustee and the Master Servicer with an Opinion of Counsel satisfactory to the Trustee and the Master Servicer, which opinion will not be at the expense of the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement or (ii) a representation or certification to the Trustee (upon which the Trustee is authorized to rely) to the effect that the proposed transfer and/or holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (II) will not subject the Seller, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

         (b) Any Person acquiring an interest in a Global Certificate which is a Private Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Trustee that in the case of the Class B-4, Class B-5 and Class B-6 Certificates either: (i) it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or
Section 4975 of the Code, or (ii) the transfer and/or holding of an interest in such Certificate to that Person and the subsequent servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not subject the Seller, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

         (c) Neither the Trustee nor the Seller will be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void AB INITIO and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Trustee or the Master Servicer as a result of such attempted or purported transfer. The Trustee shall have no liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

         Section 5.08. RULE 144A INFORMATION. For so long as any Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Seller will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Seller shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.

                                   ARTICLE VI

                         Payments to Certificateholders

         Section 6.01. DISTRIBUTIONS ON THE CERTIFICATES. (a) Interest and principal on the Certificates will be distributed monthly on each Distribution Date, commencing in May 2002, in an aggregate amount equal to the Available Funds for such Distribution Date.

         (A) On each Distribution Date, the Group 1 Available Funds will be distributed to the Group 1 Senior Certificates as follows:

                  FIRST, to the Group 1 Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 1 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

                  SECOND, to the Group 1 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 1 Available Funds; and

                  THIRD, to the Group 1 Senior Certificates, in reduction of the Current Principal Amount thereof, the Group 1 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 1 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

         (B) On each Distribution Date, the Group 2 Available Funds will be distributed to the Group 2 Senior Certificates as follows:

                   FIRST, to the Group 2 Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 2 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto. Any Net Interest Shortfalls shall be allocated among the Group 2 Senior Certificates as described below;

                  SECOND, to the Group 2 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 2 Available Funds; and

                  THIRD, sequentially, in the following order, to the Class R-I, Class R-II and Class II-A Certificates, in reduction of the Current Principal Amounts thereof, the Group 2 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 2 Available Funds, in each case until the Current Principal Amount of such Class has been reduced to zero;

         (C) On each Distribution Date, the Group 3 Available Funds will be distributed to the Group 3 Senior Certificates as follows:

                  FIRST, to the Group 3 Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 3 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

                  SECOND, to the Group 3 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 3 Available Funds; and

                  THIRD, to the Group 3 Senior Certificates, in reduction of the Current Principal Amount thereof, the Group 3 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 3 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

         (D) On each Distribution Date, the Group 4 Available Funds will be distributed to the Group 4 Senior Certificates as follows:

                  FIRST, to the Group 4 Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 4 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

                  SECOND, to the Group 4 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 4 Available Funds; and

                  THIRD, to the Group 4 Senior Certificates, in reduction of the Current Principal Amount thereof, the Group 4 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 4 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

         (E) On each Distribution Date, the Group 5 Available Funds will be distributed to the Group 5 Senior Certificates as follows:

                  FIRST, to the Group 5 Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 5 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

                  SECOND, to the Group 5 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 5 Available Funds;

                  THIRD, to the Group 5 Senior Certificates, in reduction of the Current Principal Amount thereof, the Group 5 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 5 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

         (F) On each Distribution Date, the Group 6 Available Funds will be distributed to the Group 6 Senior Certificates as follows:

                  FIRST, to the Group 6 Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on the Group 6 Senior Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto;

                  SECOND, to the Group 6 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 6 Available Funds; and

                  THIRD, to the Group 6 Senior Certificates, in reduction of the Current Principal Amount thereof, the Group 6 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 6 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

         (G) Except as provided in paragraphs (I) and (J) below, on each Distribution Date on or prior to the Cross-Over Date, an amount equal to the sum of the remaining Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Available Funds after the distributions in (A), (B), (C), (D), (E) and (F) above will be distributed to the Class A-M Certificates, up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, in each case, to the extent of the sum of the remaining Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Available Funds;

         (H) Except as provided in paragraphs (I) and (J) below, on each Distribution Date on or prior to the Cross-Over Date, an amount equal to the sum of the remaining Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Available Funds after the distributions in (A), (B), (C), (D), (E), (F) and (G) above will be distributed sequentially, in the following order, to the Class B-1, Class B- 2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, in each case, to the extent of the sum of the remaining Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Available Funds;

         (I) On each Distribution Date prior to the Distribution Date on which the Current Principal Amounts of the Senior Mezzanine Certificates and the Subordinate Certificates are reduced to zero (the "Cross-Over Date") but after the reduction of the Current Principal Amount of any of the Group 1, Group 2, Group 3, Group 4, Group 5 or Group 6 Senior Certificates to zero, the remaining Class or Classes of Senior Certificates will be entitled to receive in reduction of their Current Principal Amounts, pro rata based upon their Current Principal Amounts immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Senior Certificates' respective Mortgage Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any Mortgage Loan in the Mortgage Loan Group relating to the fully repaid Class or Classes of Senior Certificates; provided, however, that if (A) the weighted average Senior Mezzanine and Subordinate Percentage equals or exceeds 10.50% on such Distribution Date and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amounts of the Senior Mezzanine Certificates and the Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Senior Certificates in accordance with this clause (I) will not be made.

         (J) If on any Distribution Date on which the aggregate Current Principal Amount of any Class or Classes of Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group and any Senior Mezzanine Certificates and Subordinate Certificates are still outstanding in each case after giving effect to distributions to be made on such Distribution Date, (i) 100% of amounts otherwise allocable to the Senior Mezzanine Certificates and Subordinate Certificates in respect of principal will be distributed to such Class or Classes of Senior Certificates in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of such Class or Classes of Senior Certificates is an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Senior Mezzanine Certificates and Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Class or Classes of Senior Certificates in an amount equal to the Accrued Certificate Interest for such Distribution Date on the excess of (x) the aggregate Current Principal Amount of such Class or Classes of Senior Certificates over (y) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group. Any such reduction in the Accrued Certificate Interest on the Senior Mezzanine Certificates and Subordinate Certificates will be allocated in reverse order of the Subordinate Certificates numerical designations, commencing with the Class B-6 Certificates, and then to the Class A-M Certificates.

         (b) If, after distributions have been made pursuant to priorities first and second of clauses (A), (B), (C), (D), (E) and (F) above on any Distribution Date, the remaining Group 1, Group 2, Group 3, Group 4, Group 5 or Group 6 Available Funds are less than the sum of the Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Senior Optimal Principal Amounts, respectively, such amount shall be reduced, and such remaining funds will be distributed on the related Senior Certificates on the basis of such reduced amount.

         (c) "PRO RATA" distributions among Classes of Certificates will be made in proportion to the then Current Principal Amount of such Classes.

         (d) On each Distribution Date, any Group II Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, as described above, will be distributed to the Class R-II Certificates; provided that if on any Distribution Date there are any Group 1, Group 2, Group 3, Group 4, Group 5 or Group 6 Available Funds remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such amounts will be distributed to the other Classes of Senior Certificates, pro rata, based upon their Current Principal Amounts, until all amounts due to all Classes of Senior Certificates have been paid in full, before any amounts are distributed to the Class R-II Certificates.

         (e) No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Current Principal Amount of such Certificate has been reduced to zero.

         (f) If on any Distribution Date the Available Funds for the Senior Certificates in any Certificate Group is less than the Accrued Certificate Interest on the related Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of Senior Certificates in such Certificate Group in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the extent of applicable Compensating Interest Payments.

         (g) The expenses and fees of the Trust shall be paid by each of the REMICs, to the extent that such expenses relate to the assets of each of such respective REMICs, and all other expenses and fees of the Trust shall be paid PRO RATA by each of the REMICs.

         Section 6.02. ALLOCATION OF LOSSES. (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

         (b) With respect to any Certificates on any Distribution Date, the principal portion of each Realized Loss on a Mortgage Loan shall be allocated as follows:

                           FIRST, to the Class B-6 Certificates until the Current Principal Amount thereof has been reduced to zero;

                           SECOND, to the Class B-5 Certificates until the Current Principal Amount thereof has been reduced to zero;

                           THIRD, to the Class B-4 Certificates until the Current Principal Amount thereof has been reduced to zero;

                           FOURTH, to the Class B-3 Certificates until the Current Principal Amount thereof has been reduced to zero;

                           FIFTH, to the Class B-2 Certificates until the Current Principal Amount thereof has been reduced to zero;

                           SIXTH, to the Class B-1 Certificates until the Current Principal Amount thereof has been reduced to zero;

                           SEVENTH, to the Class A-M Certificates until the Current Principal Amount thereof has been reduced to zero;

                           EIGHTH, if such loss is on a Group 1, Group 2, Group 3, Group 4, Group 5 or Group 6 Mortgage Loan, to the Group 1, Group 2, Group 3, Group 4, Group 5 or Group 6 Senior Certificates, respectively; and

                           NINTH, to the Senior Certificates on a PRO RATA basis.

         (c) Notwithstanding the foregoing clause (b), no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the "Loss Allocation Limitation").

         (d) Any Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date.

         (e) Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

         (f) On each Distribution Date, the Trustee shall determine the Senior Mezzanine Certificate Writedown Amount and the Subordinate Certificate Writedown Amount. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of (i) with respect to the Subordinate Certificate Writedown Amount, if prior to the Cross-Over Date, the Current Principal Amounts of the Subordinate Certificates, in the reverse order of their numerical Class designations, (ii) with respect to the Senior Mezzanine Certificate Writedown Amount, if prior to the Cross-Over Date, the Current Principal Amounts of the Senior Mezzanine Certificates and (iii) from and after the Cross-Over Date, the Senior Certificates which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

         (g) Any Net Interest Shortfall will be allocated among the Classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall for such Distribution Date. The interest portion of any Realized Losses with respect to the Mortgage Loans occurring on or prior to the Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Senior Mezzanine and Subordinate Certificates in right of distribution, such Realized Losses will be borne first by the Subordinate Certificates in inverse order of their numerical Class designations, and then by the Senior Mezzanine Certificates. Following the Cross-Over Date, the interest portion of Realized Losses on the Mortgage Loans in any Loan Group will be allocated to the related Senior Certificates.

         (h) On each Distribution Date, the aggregate amount of Deferred Interest, if any, that is added to the principal balance of the Mortgage Loans on the Due Date occurring in the month in which such Distribution Date occurs will be allocated to each class of Certificates as an Interest Shortfall as described in clause (g) above, on a pro rata basis based on a fraction, the numerator of which is the Current Principal Amount of each such class and the denominator of which is the aggregate Current Principal Amount of such Classes of Certificates, in each case immediately prior to such Distribution Date. Deferred Interest allocated to any Certificate on any Distribution Date will be added to the Current Principal Amount thereof on such Distribution Date and will thereafter bear interest at the then applicable adjustable Pass-Through Rate.

         Section 6.03. PAYMENTS. (a) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's PRO RATA share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based on information provided to the Trustee by the Master Servicer. The Trustee shall calculate the amount to be distributed to each Class and, based on such amounts, the Trustee shall determine the amount to be distributed to each Certificateholder. All of the Trustee's calculations of payments shall be based solely on information provided to the Trustee by the Master Servicer. The Trustee shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

         (b) Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; PROVIDED, HOWEVER, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

         Section 6.04. STATEMENTS TO CERTIFICATEHOLDERS. (a) Concurrently with each distribution to Certificateholders, the Trustee shall make available via the Trustee's internet website as set forth below, the following information, expressed with respect to clauses (i) through (vii) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000, in the case of the Interest Only Certificates, a Notional Amount of $1,000, or in the case of the Residual Certificates, an initial Current Principal Amount of $50:

                  (i) the Current Principal Amount of each Class of Certificates immediately prior to such Distribution Date;

                  (ii) the amount of the distribution allocable to principal on each applicable Class of Certificates;

                  (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

                  (iv) the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

                  (v) the amount of the distribution allocable to interest on each Class of Certificates;

                  (vi) the Pass-Through Rates for each Class of Certificates with respect to such Distribution Date;

                  (vii) the Current Principal Amount of each Class of Certificates after such Distribution Date;

                  (viii) the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or the Trustee included in such distribution separately stated for each Loan Group;

                  (ix) the aggregate amount of any Realized Losses (listed separately for each category of Realized Loss and for each Loan Group) during the related Prepayment Period and cumulatively since the Cut-off Date and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

                  (x) with respect to each Mortgage Loan which incurred a Realized Loss during the related Prepayment Period, (i) the loan number, (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, (ii) the Scheduled Principal Balance of such Mortgage Loan as of the beginning of the related Due Period, (iii) the Net Liquidation Proceeds with respect to such Mortgage Loan and (v) the amount of the Realized Loss with respect to such Mortgage Loan;

                  (xi) with respect to each Loan Group, the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period and cumulatively since the Cut-off Date;

                  (xii) the number of Mortgage Loans (excluding REO Property) in each Loan Group remaining in the Trust Fund as of the end of the related Prepayment Period;

                    (xiii) information for each Loan Group and in the aggregate regarding any Mortgage Loan delinquencies as of the end of the related Prepayment Period, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans (a) delinquent 30 to 59 days on a contractual basis, (b) delinquent 60 to 89 days on a contractual basis, and (c) delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last Business Day of the immediately preceding month;

                    (xiv) for each Loan Group, the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

                    (xv) for each Loan Group, the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

                    (xvi) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property in each Loan Group; PROVIDED THAT, in the event that such information is not available to the Trustee on the Distribution Date, such information shall be furnished promptly after it becomes available;

                    (xvii) the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates;

                  (xviii) the Average Loss Severity for the prior calendar month for each Loan Group;

                    (xix) the then applicable Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Senior Percentage, Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Senior Prepayment Percentage, Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Senior Mezzanine and Subordinate Percentage and Group 1, Group 2, Group 3, Group 4, Group 5 and Group 6 Senior Mezzanine and Subordinate Prepayment Percentage;

         The information set forth above shall be calculated or reported, as the case may be, by the Trustee, based solely on, and to the extent of, information provided to the Trustee by the Master Servicer. The Trustee may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

         The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website initially located at "www.abs.bankone.com." Assistance in using the website can be obtained by calling the Trustee's customer service desk at (800) 524-9472. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Trustee shall provide timely and adequate notification to all parties regarding any such change.

         (b) By April 30 of each year beginning in 2003, the Trustee will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Trustee may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to the requirements of the Code.

         Section 6.05. MONTHLY ADVANCES. Pursuant to Section 11.17 of the Servicing Agreement, the Master Servicer shall make Monthly Advances. On the Business Day prior to each Servicer Remittance Date, if a Mortgage Loan is delinquent as of the immediately preceding Determination Date, the Master Servicer will be obligated to make a Monthly Advance by deposit into the Custodial Account (as defined in the Servicing Agreement), except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the Mortgage Loan for which the advance was made. In the event the Master Servicer fails to remit the required Monthly Advance by two (2) Business Days after the related Servicer Remittance Date, the Trustee shall terminate the Master Servicer in accordance with Section 14.01 of the Servicing Agreement, and, as successor Master Servicer, make the Monthly Advance with respect to that Mortgage Loan. The Trustee shall be reimbursed for any Monthly Advance in the same manner that the Master Servicer would be reimbursed for a Monthly Advance, in accordance with the Servicing Agreement.

                                   ARTICLE VII

                                 Indemnification

         Section 7.01. INDEMNIFICATION OF THE TRUSTEE. The Trust shall indemnify the Indemnified Persons for, and will hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement and the Certificates, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim other than (i) any loss, liability or expense related to such Indemnified Person's failure to perform such Indemnified Person's duties in strict compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Indemnified Person's willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement.

         Section 7.02. SUCCESSOR SERVICER. In connection with the appointment of any successor Servicer (acceptable to the Rating Agencies) or the assumption of the duties of the Servicer, EMC or the Trustee may make such arrangements for the compensation of such successor servicer out of payments on the Mortgage Loans as EMC or the Trustee and such successor servicer shall agree. If the successor servicer does not agree that such market value is a fair price, such successor servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans.


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



                                  ARTICLE VIII

                                     Default

         Section 8.01. EVENTS OF DEFAULT. In each and every case, so long as an Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee may, and upon request of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, the Trustee shall by notice in writing to the Master Servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under the Servicing Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof.

         Section 8.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) Upon the termination of the Master Servicer under the Servicing Agreement, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Servicing Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; PROVIDED, HOWEVER, that EMC shall have the right to either (a) immediately assume the duties of the Servicer or (b) select a successor Servicer acceptable to the Rating Agencies; and PROVIDED FURTHER, HOWEVER, it is understood and acknowledged that by the parties hereto that there will be a period of transition (not to exceed 90 days) before the transfer of servicing obligations is fully effected and that the Trustee (i) shall be under no obligation to purchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer having a net worth of not less than $25,000,000 and which has the qualifications required under the Servicing Agreement, as the successor to the Master Servicer under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Servicing Agreement. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement and the Servicing Agreement, as shall be necessary to effectuate any such succession.

         The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination. Notwithstanding anything in this Agreement to the contrary, the Trustee shall be entitled to be reimbursed by the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs incurred by the Trustee in connection or associated with the transfer of servicing from the Master Servicer to a successor Master Servicer (whether or not the Trustee is the successor Master Servicer), including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction and/or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data provided by the Master Servicer or as otherwise may be required to enable the successor Master Servicer (including the Trustee) to service the Mortgage Loans properly and effectively in accordance with the provisions of this Agreement.

         If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

         Section 8.03. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

         Section 8.04. WAIVER OF DEFAULTS. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

         Section 8.05. LIST OF CERTIFICATEHOLDERS. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.




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



                                   ARTICLE IX

                             Concerning the Trustee

         Section 9.01. DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

         (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; PROVIDED, FURTHER, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

         (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based on the report of the Master Servicer.

         (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of

         Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred upon the Trustee under this Agreement;

                  (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

                  (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon); and

                  (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action except that the Trustee shall be responsible for any losses on Permitted Investments in the Distribution Account or the Certificate Account.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under the Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         (e) All funds received by the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Trustee.

         (f) Except for those actions that the Trustee is required to take hereunder, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

         Section 9.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

                  (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Seller or Master Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

                  (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

                  (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; PROVIDED, HOWEVER, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the

         Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

                  (vii) Should the Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee may require prior to such action that it be provided by the Seller with reasonable further instructions;

                  (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

                  (ix) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

                  (x) The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Underlying Seller pursuant to the Underlying Purchase Agreement or the Mortgage Loan Seller pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

         Section 9.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee shall not have any responsibility for their correctness. The Trustee does not make any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement other than any continuation statements filed by the Trustee pursuant to Section 3.04.

         Section 9.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

         Section 9.05. TRUSTEE'S FEES AND EXPENSES. The fees of the Trustee shall be paid in accordance with the provisions of this Agreement. In addition, the Trustee will be entitled to recover from the Distribution Account pursuant to Section 4.02(b) all reasonable out-of-pocket expenses, fees, disbursements and advances and the expenses of the Trustee in connection with any Event of Default, any breach of this Agreement or the Servicing Agreement, any provision of this Agreement which so provides, or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from the Seller. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

         Section 9.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and rated "BBB" or higher by Standard & Poor's and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. The Trustee shall not be an Affiliate of the Master Servicer, unless the Trustee acts as successor Master Servicer hereunder. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 9.08.

         Section 9.07. INSURANCE. The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

         Section 9.08. RESIGNATION AND REMOVAL OF THE TRUSTEE. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Seller and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Seller or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller shall promptly remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed and the successor Trustee.

         (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Seller, the Master Servicer and the Trustee so removed and the successor so appointed.

         (d) No resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee as provided in Section 9.09.

         Section 9.09. SUCCESSOR TRUSTEE. (a) Any successor Trustee appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Seller and to its predecessor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee shall then become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee all assets and records of the Trust held by it hereunder, and the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         (b) No successor Trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

         (c) No successor trustee shall have a short-term rating lower than "A-1" without the written prior consent of the Rating Agencies.

         (d) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. EMC shall pay the cost of any mailing by the successor Trustee.

         Section 9.10. MERGER OR CONSOLIDATION OF TRUSTEE. Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section
9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.11. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Seller and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Seller to act as co- trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable.

         (b) If the Seller shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Seller.

         (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

         (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be


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



incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Seller and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Section 9.12. FEDERAL INFORMATION RETURNS AND REPORTS TO
CERTIFICATEHOLDERS; REMIC ADMINISTRATION. (a) For federal income tax purposes, the taxable year of each of REMIC I and REMIC II shall be a calendar year and the Trustee shall maintain or cause the maintenance of the books of each such REMIC on the accrual method of accounting.

         (b) The Trustee shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, Federal tax information returns or elections required to be made hereunder with respect to each of REMIC I and REMIC II, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using a constant prepayment assumption of 25% CPR). The Trustee shall apply for an Employee Identification Number from the IRS under Form SS-4 or any other acceptable method for each of REMIC I and REMIC II. In connection with the foregoing, the Trustee shall timely prepare and file, and the Trustee shall sign, IRS Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each of REMIC I and REMIC II (the "REMIC Reporting Agent"). The Trustee shall make elections to treat each of REMIC I and REMIC II as a REMIC (which elections shall apply to the taxable period


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



ending December 31, 2002 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the Class R-I Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.1.860F-4(d)) for REMIC I, and the Holder of the Class R-II Certificate is hereby designated as the "Tax Matters Person" for REMIC II. The Trustee is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Trustee as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each of REMIC I and REMIC II during such time as the Trustee does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Trustee from acting as agent for the Tax Matters Person, the Trustee shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

         (c) The Trustee shall provide upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

         (d) The Trustee shall prepare and file or cause to be filed, and the Trustee shall sign, any state income tax returns required under Applicable State Law with respect to each of REMIC I and REMIC II or the Trust Fund.

         (e) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

         (f) The Trustee agrees to indemnify the Trust Fund and the Seller for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Seller or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this Section 9.12.





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



                                    ARTICLE X

                                   Termination

         Section 10.01. TERMINATION UPON REPURCHASE BY THE SELLER OR ITS DESIGNEE OR LIQUIDATION OF THE MORTGAGE LOANS. (a) Subject to Section 10.02, the respective obligations and responsibilities of the Seller, the Trustee and EMC created hereby, other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth shall terminate upon:

                  (i) the repurchase by or at the direction of the Seller or its designee of all Mortgage Loans and all related REO Property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid to, but not including, the first day of the month of repurchase, plus (b) the appraised value of any related REO Property, less the good faith estimate of the Seller of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid to, but not including, the first day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Seller and the Trustee at the expense of the Seller; or

                  (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; PROVIDED, HOWEVER, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made; or

                  (iii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement.

         (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of this Agreement.

         (c) The right of the Seller or its designee to repurchase all the Mortgage Loans pursuant to Subsection 10.01(a)(i) above shall be exercisable only if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the Cut-off Date Balance or
(ii) the Seller, based upon an Opinion of Counsel, has determined that the REMIC status of the REMIC I or REMIC II has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, in the case of (i) or (ii) above, the Seller may elect to terminate the REMIC I or REMIC II at any time, and upon such election, the Seller or its designee, shall repurchase all the Mortgage Loans.


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




         (d) The Trustee shall give notice of any termination to the Certificateholders, with a copy to the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify
(i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified.

         (e) If the option of the Seller to repurchase or cause the repurchase of all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Seller and/or its designee shall deliver to the Trustee for deposit in the Certificate Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans remaining in REMIC I and REMIC II. Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders an amount determined as follows: with respect to each Certificate (other than the Class R Certificates), the outstanding Current Principal Amount, plus with respect to each Certificate (other than the Class R Certificates), one month's interest thereon at the applicable Pass-Through Rate; and with respect to the Class R Certificates, the percentage interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Certificates (other than the Class R Certificates). If the proceeds with respect to the Mortgage Loans are not sufficient to pay all of the Certificates in full, any such deficiency will be allocated first, to the Subordinate Certificates, in inverse order of their numerical designation, second to the Senior Mezzanine Certificates, and then to the Senior Certificates on a PRO RATA basis. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall release promptly to the Seller and/or its designee the Mortgage Files for the remaining applicable Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g). Any other amounts remaining in the Accounts will belong to the Seller. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall release promptly to the Seller and/or its designee, as the case may be, the Mortgage Files for the remaining Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(f).

         (f) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in their Protected Accounts. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the remaining Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Certificate Account. Upon deposit by the Master Servicer of such distributable amounts, and following such final Distribution Date, the Trustee shall release promptly to the Seller or its designee the Mortgage Files for the remaining Mortgage Loans, and the Certificate Account shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to this Subsection 10.01(f).

         (g) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

         Section 10.02. ADDITIONAL TERMINATION REQUIREMENTS. (a) If the option of the Seller to repurchase all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Trust Fund and each of REMIC I and REMIC II shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on each of REMIC I and REMIC II or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

                  (i) within 90 days prior to the final Distribution Date, at the written direction of the Seller, the Trustee, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of REMIC I and REMIC II provided to it by the Seller meeting the requirements of a "qualified liquidation" under Section 860F of the Code and any regulations thereunder.

                  (ii) the Seller shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                  (iii) at or after the time of adoption of such a plan of complete liquidation of any of REMIC I and REMIC II and at or prior to the final Distribution Date, the Trustee shall sell for cash all of the assets of the Trust to or at the direction of the Seller, and REMIC I and REMIC II shall terminate at such time.

         (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the REMIC upon the written request of the Seller and to take such action in connection therewith as may be reasonably requested by the Seller and (ii) appoint the Seller as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of each REMIC. Upon complete liquidation or final distribution of all of the assets of the Trust Fund, the Trust Fund and each of REMIC I and REMIC II shall terminate.

                                   ARTICLE XI

                            Miscellaneous Provisions

         Section 11.01. INTENT OF PARTIES. The parties intend that each of REMIC I and REMIC II shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

         Section 11.02. AMENDMENT. (a) This Agreement may be amended from time to time by the Seller, the Trustee and EMC, and the Servicing Agreement may be amended from time to time by EMC, the Master Servicer and the Trustee, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Independent Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement may also be amended from time to time by the Seller, the Trustee and EMC, and the Servicing Agreement may also be amended from time to time by EMC, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause REMIC I or REMIC II to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to Section 11.02(b), Certificates registered in the name of or held for the benefit of the Seller, EMC, the Master Servicer, or the Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

         (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

         (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement.

         Section 11.03. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Seller shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

         Section 11.04. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Seller, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

         (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.05. ACTS OF CERTIFICATEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Seller, if made in the manner provided in this Section 11.05.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with
Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Seller, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Seller, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

         (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Seller, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Seller, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Seller, or the Master Servicer, as the case may be.

         Section 11.06. GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.07. NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Seller, 245 Park Avenue, New York, New York 10167, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of EMC Mortgage Corporation, EMC Mortgage Corporation, MacArthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038 Attention: Mr. Edward Raice, Telecopier No.: (972) 444- 2810, or such other address as may hereafter be furnished to the other parties hereto in writing; or (iv) in the case of the Rating Agencies, Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10004, and Standard & Poor's, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York, 10041,
Attention: Residential Mortgage Surveillance. Any notice delivered to the Seller, the Master Servicer, or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

         Section 11.08. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

         Section 11.09. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section 11.10. ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 11.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

         Section 11.12. NOTICE TO RATING AGENCIES. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The

Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

         1. Any material change or amendment to this Agreement or the Servicing Agreement;

         2. The occurrence of any Event of Default that has not been cured;

         3. The resignation or termination of the Master Servicer under the Servicing Agreement or the Trustee under this Agreement;

         4.       The repurchase or substitution of Mortgage Loans;

         5.       The final payment to Certificateholders; and

         6. Any change in the location of the Certificate Account or the Distribution Account.

         IN WITNESS WHEREOF, the Seller, the Trustee and EMC Mortgage Corporation have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                STRUCTURED ASSET MORTGAGE INVESTMENTS
                                INC., as Seller


                                By:    /s/ Baron Silverstein
                                       ---------------------------------------
                                       Name:      Baron Silverstein
                                       Title:     Managing Director


                                BANK ONE, NATIONAL ASSOCIATION, as Trustee


                                By:    /s/ Sandra Becker Whalen
                                       ---------------------------------------
                                       Name:      Sandra Becker Whalen
                                       Title:     Vice President


                                EMC MORTGAGE CORPORATION


                                By:    /s/ Ralene Ruyle
                                       ---------------------------------------
                                       Name:      Ralene Ruyle
                                       Title:     President


Accepted and Agreed as to
       Sections 2.01, 2.02, 2.03, 2.04 and 9.09(c)

EMC MORTGAGE CORPORATION, as Mortgage Loan Seller


By: /s/ Ralene Ruyle
   ----------------------------------------------------------------------
        Name:      Ralene Ruyle
        Title:     President


                                                     -----------------------
                                                          Notary Public

[Notarial Seal]

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )


         On the ___th day of April, 2002 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Managing Director of Structured Assets Mortgage Investments, Inc. , the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                     -----------------------
                                                          Notary Public

[Notarial Seal]

STATE OF                )
                        ) ss.:
COUNTY                  )


         On the ___th day of April, 2002 before me, a notary public in and for said State, personally appeared Sandra B. Whalen, known to me to be a Vice President of Bank One, National Association, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                     -----------------------
                                                          Notary Public

[Notarial Seal]

STATE OF TEXAS          )
                        ) ss.:
COUNTY                  )


         On the ___th day of April, 2002 before me, a notary public in and for said State, personally appeared ______________________, known to me to be a ____________________ of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                     -----------------------
                                                          Notary Public

[Notarial Seal]

                                                                     EXHIBIT A-1

                        FORM OF CLASS [A-__] CERTIFICATES

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                      A-1-1

Certificate No.__                                         Variable Pass-Through Rate

Class [A-__] [Senior] [Senior Mezzanine]

Date of Pooling and Servicing Agreement and               Aggregate Initial Current Principal Amount of
Cut-off Date:                                             this Certificate as of the Cut-off Date:
April 1, 2002                                             $____________

First Distribution Date:                                  Initial Current Principal Amount of this
May 28, 2002                                              Certificate as of the Cut-off Date:
                                                          $------------

Master Servicer:
Bank of America, N.A.                                     CUSIP:  ____________

Assumed Final Distribution Date:
March 25, 2032


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2002-AR1

         evidencing a fractional undivided interest in the distributions allocable to the Class [A-__] Certificates with respect to a Trust Fund consisting primarily of a pool of one- to four-family adjustable rate mortgage loans sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of first lien, adjustable rate mortgages loans secured by one- to four- family residences and individual condominium units (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to SAMI. Bank of America, N.A. ("Bank of America ") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created


                                      A-1-2
pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among SAMI, as seller (the "Seller"), EMC Mortgage Corporation and Bank One, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first Distribution Date immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; PROVIDED, HOWEVER, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in fifteen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.



                                      A-1-3

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement from time to time by the Seller and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66-2/3% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the


                                      A-1-4

Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-1-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 30, 2002                  BANK ONE, NATIONAL ASSOCIATION
                                       Not in its individual capacity but solely as Trustee


                                       By:
                                          --------------------------------------
                                                    Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [A- __] Certificates referred to in the within-mentioned Agreement.

                                       BANK ONE, NATIONAL ASSOCIATION Authorized signatory of Bank One, National Association, not in its individual capacity but solely as Trustee

                                       By:
                                          --------------------------------------
                                                    Authorized Signatory




                                     A-1-6

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:
                           -----------------------------------------------------
                                    Signature by or on behalf of assignor


                                        ----------------------------------------
                                                  Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.














                                     A-1-7

                                                                     EXHIBIT A-2

                             CLASS B-__ CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND ANY REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN




                                      A-2-1

                                                          Variable Pass-Through Rate

Class B-__ Subordinate

Date of Pooling and Servicing Agreement and               Aggregate Initial Current Principal Amount of
Cut-off Date:                                             this Certificate as of the Cut-off Date:
April 1, 2002                                             $______________

First Distribution Date:                                  Initial Current Principal Amount of this
May 28, 2002                                              Certificate as of the Cut-off Date:
                                                          $--------------

Master Servicer:
Bank of America, N.A.                                     CUSIP: ______________

Assumed Final Distribution Date:
March 25, 2032


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2002-AR1

         evidencing a fractional undivided interest in the distributions allocable to the Class B-__ Certificates with respect to a Trust Fund consisting primarily of a pool of one- to four-family adjustable rate mortgage loans sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of fast lien, adjustable rate mortgages loans secured by one- to four- family residences and individual condominium and cooperative units (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation


                                      A-2-2

("EMC") to SAMI. Bank of America, N.A. ("Bank of America ") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among SAMI, as seller (the "Seller"), EMC Mortgage Corporation and Bank One, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first Distribution Date immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in fifteen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.


                                      A-2-3

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement from time to time by the Seller and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66-2/3% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the


                                      A-2-4

Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.




                                      A-2-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 30, 2002                  BANK ONE, NATIONAL ASSOCIATION
                                       Not in its individual capacity but solely as Trustee


                                       By:
                                          --------------------------------------
                                                    Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class B-__ Certificates referred to in the within-mentioned Agreement.

                                       BANK ONE, NATIONAL ASSOCIATION Authorized signatory of Bank One, National Association, not in its individual capacity but solely as Trustee

                                       By:
                                          --------------------------------------
                                                    Authorized Signatory




                                     A-2-6

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:
                           -----------------------------------------------------
                                    Signature by or on behalf of assignor


                                        ----------------------------------------
                                                  Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.














                                      A-2-7

                                                                     EXHIBIT A-3

                             CLASS R-__ CERTIFICATE

                  THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON, A PUBLICLY TRADED PARTNERSHIP OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE


                                      A-3-1

SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.



                                      A-3-2

Certificate No. 1                                         Variable Pass-Through Rate

Class R-__ Senior

Date of Pooling and Servicing Agreement and               Aggregate Initial Current Principal Amount of
Cut-off Date:                                             this Certificate as of the Cut-off Date:
April 1, 2002                                             $50.00

First Distribution Date:                                  Initial Current Principal Amount of this
May 28, 2002                                              Certificate as of the Cut-off Date: $50.00

Master Servicer:
Bank of America, N.A.                                     CUSIP: ___________

Assumed Final Distribution Date:
March 25, 2032


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2002-AR1

         evidencing a fractional undivided interest in the distributions allocable to the Class R-__ Certificates with respect to a Trust Fund consisting primarily of a pool of one- to four-family adjustable rate mortgage loans sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Bear, Stearns Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of first lien, adjustable rate mortgages loans secured by one- to four- family residences and individual condominium units (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to SAMI. Bank of America, N.A. ("Bank of America ") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the


                                      A-3-3

Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement'), among SAMI, as seller (the "Seller"), Bank of America, N.A. as master servicer, EMC Mortgage Corporation and Bank One, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first Distribution Date immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; PROVIDED, HOWEVER, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Seller will have the right, in its sole discretion and without notice to the Holder of this


                                      A-3-4

Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Seller, or any affiliate of the Seller, on such terms and conditions as the Seller may choose.

                  This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transfer and/or holding of a Certificate and the servicing, management and/or operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (ii) will not give rise to any additional fiduciary obligations on the part of the Seller, the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate and will be evidenced by a representation or an Opinion of Counsel to such effect by or on behalf of an Institutional Accredited Investor.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in fifteen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement from time to time by the Seller and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66-2/3% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and


                                      A-3-5
thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-3-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 30, 2002                  BANK ONE, NATIONAL ASSOCIATION
                                       Not in its individual capacity but solely as Trustee


                                       By:
                                          --------------------------------------
                                                    Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class R-__ Certificates referred to in the within-mentioned Agreement.

                                       BANK ONE, NATIONAL ASSOCIATION Authorized signatory of Bank One, National Association, not in its individual capacity but solely as Trustee

                                       By:
                                          --------------------------------------
                                                    Authorized Signatory




                                     A-3-7

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Dated:
                           -----------------------------------------------------
                                    Signature by or on behalf of assignor


                                        ----------------------------------------
                                                  Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.














                                      A-3-8

                                                                       EXHIBIT B


                             MORTGAGE LOAN SCHEDULE
                             ----------------------

                             [PROVIDED UPON REQUEST]

                                                                       EXHIBIT C

                                   [RESERVED]

                                                                       EXHIBIT D

                           REQUEST FOR RELEASE OF DOCUMENTS

To:      Bank One, National Association
         153  West  51st St., 5th Floor
         New York, New York 10019

RE: Pooling and Servicing Agreement dated as of April 1, 2002, among SAMI,
         EMC Mortgage Corporation and
          Bank One, National Association
         as Trustee

         In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one):
-------------------------------------------

_____             1.       Mortgage Paid in Full and proceeds have been
                           deposited into the Custodial Account

_____             2.       Foreclosure

_____             3.       Substitution

_____             4.       Other Liquidation

_____             5.       Nonliquidation       Reason:
                                                       -------------------------

_____             6.       California Mortgage Loan paid in full


                                                By:
                                                    ----------------------------
                                                    (authorized signer)

                                                Issuer:
                                                         -----------------------
                                                Address:
                                                          ----------------------
                                                Date:
                                                     ---------------------------
                                                                       EXHIBIT E

                                        Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF                   )
                           )ss:
COUNTY OF                  )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit.

         2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Structured Asset Mortgage Investment Trust , Mortgage Pass-Through Certificates, Series 2002- AR1, Class R-I and Class R-II Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Structured Asset Mortgage Investments Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

         3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

         4. That the Investor's taxpayer identification number is
______________________.

         5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

         6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

         7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.


                                        [NAME OF INVESTOR]


                                        By:
                                              ----------------------------------
                                              [Name of Officer]
                                              [Title of Officer]
                                              [Address of Investor for receipt
                                              of distributions]

                                              Address of Investor
                                              for receipt of tax
                                              information:

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of ___________________, 20___.

                                                                     EXHIBIT F-1

                            FORM OF INVESTMENT LETTER

                                                                          [Date]
[SELLER]

Bank One, National Association
153 West 51st  St., 5th Floor
New York ,New York 10019

Structured Asset Mortgage Investments Inc.
383 Madison Avenue
New York, New York 10167

         Re: Structured Asset Mortgage Investments Trust 2002-AR1 Mortgage Pass-Through Certificates Series 2002-AR1 (the "Certificates"), including the [Class B-4, Class B- 5, Class B-6] Certificates (the "Privately Offered Certificates")
                  -------------------------------------------------------------


Dear Ladies and Gentlemen:

         In connection with our purchase of Privately Offered Certificates, we confirm that:

                  (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

                  (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

                  (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in
                           Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

                  (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

                  (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of)


                                      F-1-1
                           unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

                  (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                                    (A) (1) the sale is to an Eligible Purchaser
                           (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                                    (B) if the Privately Offered Certificate is
                           not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if Bank One, National Association (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

                  (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

                  (viii) we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing a representation or an opinion of counsel to the effect that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction


                                      F-1-2

                           Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 or Section 401(c) of ERISA and the regulations promulgated thereunder and (II) will not give rise to any additional fiduciary duties on the part of the Seller, the Master Servicer or the Trustee.

                  (ix) We understand that each of the Class B-4, Class B-5 and Class B-6 Certificates bears, and will continue to bear, a legend to substantiate the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or
                           (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF


                                      F-1-3

                           THE TRUST AND ITS ASSETS: (1) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 OR SECTION 401(C) OF ERISA AND THE REGULATIONS TO BE PROMULGATED THEREUNDER AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE."

         "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

         Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of April 1, 2002, among Structured Asset Mortgage Investments Inc., EMC Mortgage Corporation and Bank One, National Association, as Trustee (the "Pooling and Servicing Agreement').

         If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.


Name of Nominee (if any):
                          ---------------------------------



                                      F-1-4

         IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                                Very truly yours,

                                                [PURCHASER]

                                                By:
                                                     ---------------------------
                                                         (Authorized Officer)

                                                [By:
                                                    ----------------------------
                                                         Attorney-in-fact]



                                      F-1-5

                             Nominee Acknowledgment

         The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                                [NAME OF NOMINEE]

                                                By:
                                                   -----------------------------
                                                         (Authorized Officer)


                                                [By:
                                                      --------------------------
                                                         Attorney-in-fact]



                                      F-1-6

                                                                     EXHIBIT F-2

                  FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]                                               [Date]

Bank One, National Association
153 West 51st  St., 5th Floor
New York, New York 10019

Structured Asset Mortgage Investments Inc.
383 Madison Avenue
New York, New York 10179

                  Re: Structured Asset Mortgage Investment Trust Series 2002-AR1 Mortgage Pass-Through Certificates, Class B-4, Class B-5 and Class B-6 Certificates (the "Privately Offered Certificates")
                           --------------------------------------------------

Dear Ladies and Gentlemen:

         In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

         Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

         Amount: $ _____________________; and

2.       The dollar amount set forth above is:

         a. greater than $100 million and the undersigned is one of the following entities:

                  (x)      |_|      an insurance company as defined in Section
                                    2(13) of the Act1; or

--------

         1 A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.



                                      F-2-1

                  (y)      |_|      an investment company registered under the
                                    Investment Company Act or any business
                                    development company as defined in Section
                                    2(a)(48) of the Investment Company Act of
                                    1940; or

                  (z)      |_|      a Small Business Investment Company licensed
                                    by the U.S. Small Business Administration under Section 301(c) or (d) of the Small
                                    Business Investment Act of 1958; or

                  (aa)     |_|      a plan (i) established and maintained by a
                                    state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and
                                    (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

                  (bb)     |_|      a business development company as defined in
                                    Section 202(a)(22) of the Investment
                                    Advisers Act of 1940; or

                  (cc)     |_|      a corporation (other than a U.S. bank,
                                    savings and loan association or equivalent foreign institution), partnership,
                                    Massachusetts or similar business trust, or an organization described in Section
                                    501(c)(3) of the Internal Revenue Code; or

                  (dd)     |_|      a U.S. bank, savings and loan association or
                                    equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

                  (ee)     |_|      an investment adviser registered under the
                                    Investment Advisers Act; or

         b.       |_|      greater than $10 million, and the undersigned is a
                           broker-dealer registered with the SEC; or

         c.       |_|      less than $ 10 million, and the undersigned is a
                           broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

         d.       |_|      less than $100 million, and the undersigned is an
                           investment company registered under the Investment
                           Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

         e.       |_|      less than $100 million, and the undersigned is an
                           entity, all the equity owners of which are qualified institutional buyers.



                                      F-2-2

         The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

         The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of April 1, 2002, among Structured Asset Mortgage Investments Inc., EMC Mortgage Corporation and Bank One, National Association, as Trustee, pursuant to Certificates were issued.

         The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) is providing a representation or an opinion of counsel to the effect that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under a prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84- 14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 or Section 401(c) of ERISA and the regulations to be promulgated thereunder and (II) will not give rise to any additional fiduciary duties on the part of the Seller, the Master Servicer or the Trustee.

         If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.




                                      F-2-3

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

                                          Very truly yours,

                                          [PURCHASER]


                                          By:
                                              ----------------------------------
                                                   (Authorized Officer)

                                          [By:
                                               ---------------------------------
                                                   Attorney-in-fact]




                                      F-2-4

                             Nominee Acknowledgment

         The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                           [NAME OF NOMINEE]

                                           By:
                                               ---------------------------------
                                                    (Authorized Officer)

                                           [By:
                                                --------------------------------
                                                    Attorney-in-fact]



                                      F-2-5

                                                                       EXHIBIT G


                          FORM OF INITIAL CERTIFICATION


                                                        April 30,  2002


Structured Assets Mortgage Investments Inc.
383 Madison Avenue
New York, New York 10179

Attention: Structured Asset Mortgage Investments Trust 2002-AR1

                  Re: Custodial Agreement, dated as of April 30, 2002, by and among Structured Asset Mortgage Investments Inc., Bank One, National Association, Bank of America, N.A. and Bank One Trust Company, N.A. relating to Structured Asset Mortgage Investments Trust, Mortgage Pass-Through Certificates, Series 2002-AR1
                           -----------------------------------------------------


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                              BANK ONE TRUST COMPANY, N.A.


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT H

                      FORM OF CUSTODIAN FINAL CERTIFICATION



                                                        April 30,  2002


Structured Assets Mortgage Investments Inc.
383 Madison Avenue
New York, New York 10179

Attention: Structured Asset Mortgage Investment Trust 2002-AR1

                  Re: Custodial Agreement, dated as of April 30, 2002, by and among Bank One, National Association, Bank of America, N.A., Structured Asset Mortgage Investments Inc. and Bank One Trust Company N.A. relating to Structured Asset Mortgage Investment Trust, Mortgage Pass-Through Certificates Series 2002-AR1
                           ----------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing with respect to each such Mortgage Loan:

                  (a) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (b) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

                  (c) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                  (d) With respect to each Mortgage Loan, to the extent available, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                  (e) The original of each modification, assumption, extension or guaranty agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption, extension or guaranty agreement certified by the public recording office in which such document has been recorded.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                   BANK ONE TRUST COMPANY, N.A.



                                                   By:
                                                      -------------------------
                                                   Name:
                                                   Title:

                                                                       EXHIBIT I

                               SERVICING AGREEMENT

                            (Available upon request)


























                                       I-1